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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HILL INTERNATIONAL, INC. (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, Pennsylvania 19103

July 5, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Hill International, Inc. (the "Company"). The meeting will be held at Two Commerce Square, 2001 Market Street, 2nd Floor, Philadelphia, Pennsylvania on Thursday, August 11, 2016, at 11:00 a.m. Eastern Time.

The Board of Directors is recommending a highly qualified and experienced slate of director nominees for election to the Board of Directors at the Annual Meeting. At the Annual Meeting, we will ask you to: (1) elect three directors; (2) amend certain bylaw provisions to implement majority voting; (3) provide an advisory vote on the frequency (every 1, 2 or 3 years) of the advisory vote on named executive officer compensation; (4) vote on various stockholder proposals, if properly presented at the Annual Meeting; and (5) take action upon any other business as may properly come before the Annual Meeting.

The accompanying materials include the Notice of Annual Meeting of Stockholders and Proxy Statement. The Proxy Statement describes the business that we will conduct at the Annual Meeting. It also provides information about us that you should consider when you vote your shares.

You should have also received a WHITE proxy card and postage-paid return envelope. WHITE proxy cards are being solicited on behalf of our Board of Directors.

Your vote will be especially important at the Annual Meeting. Bulldog Investors LLC, on behalf of Full Value Partners, L.P. ("Full Value") and certain of Full Value's affiliates (together, "Bulldog"), has filed preliminary proxy materials indicating its intention to nominate three alternative director nominees for election as directors and to present two stockholder proposals at the Annual Meeting. You may receive a proxy statement, proxy card and other solicitation materials from Bulldog. The Company is not responsible for the accuracy of any information provided by or relating to Bulldog or its nominees contained in solicitation materials filed or disseminated by or on behalf of Bulldog or any other statements that Bulldog may make.

The Board of Directors does NOT endorse any Bulldog nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors and AGAINST each of Bulldog's stockholder proposals. The Board of Directors strongly urges you NOT to sign or return any proxy card sent to you by Bulldog. If you submit a proxy card sent to you by Bulldog, you can revoke that proxy and vote for our Board of Directors' nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in "street name"), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. Because of the contested nature of the proposals, if you do not give instructions to your broker, your broker will not be able to vote your shares with respect to the election of directors (Proposal 1), the amendment of the Bylaws (Proposal 2), the advisory vote on the frequency (every 1, 2 or 3 years) of the advisory vote on compensation (Proposal 3) or the stockholder proposals (Proposals 4 and 5). We urge you to instruct your broker or other nominee, by following those instructions, to vote your shares using the WHITE proxy card.

Holders of shares as of the close of business on June 17, 2016, the record date for voting at the Annual Meeting, are urged to submit a WHITE proxy card, even if your shares were sold after such date.

As you may recall, last year we won a proxy contest against Bulldog. We very much appreciate the support that the majority of our stockholders gave to our Board, our management team and the strategic direction of our company during that contest. We acknowledged at the time, however, that many of our stockholders voiced concerns to us regarding corporate governance matters and our executive officer compensation program. We have worked hard over the past year to address and resolve many of these concerns, including adding two new independent directors, making stockholder-friendly changes to our bylaws, as well as revising our compensation philosophy and implementing changes to our compensation program. Many of these changes are described in the accompanying proxy statement. We are proud of the achievements we have made to date and look forward to continuing our discussions with our stockholders in the future. At the Annual Meeting, we will review our progress during the past year and answer your questions.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. If you have any questions, please contact Alliance Advisors LLC, our proxy solicitor assisting us in connection with the Annual Meeting. Stockholders may call toll free at (888) 991-1290. Banks and brokers may call collect at (973) 873-7721.

Sincerely,

David L. Richter
President and Chief Executive Officer

One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, Pennsylvania 19103

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 11, 2016

To our Stockholders:

Hill International, Inc. (the "Company") will hold its 2016 Annual Meeting of Stockholders (the "Annual Meeting") at Two Commerce Square, 2001 Market Street, 2nd Floor, Philadelphia, Pennsylvania 19103 on Thursday, August 11, 2016, at 11:00 a.m. Eastern Time, for the following purposes:

  1.
  To elect three directors of the Company;

  2.
  To amend certain Bylaw provisions to implement majority voting;

  3.
  To provide an advisory vote on the frequency (every 1, 2 or 3 years) of the advisory vote on named executive officer compensation;

  4.
  To consider two stockholder proposals described in the Proxy Statement if properly presented at the Annual Meeting; and

  5.
  To transact such other business as may properly come before the meeting or any and all adjournments or postponements of the meeting.

Bulldog Investors LLC, on behalf of Full Value Partners, L.P. ("Full Value") and certain of Full Value's affiliates (together, "Bulldog") has filed preliminary proxy materials indicating its intention to nominate three alternative director nominees, Paul Evans, Charles Gillman and David Sgro, for election as directors and to present two stockholder proposals at the Annual Meeting. The Board of Directors of the Company does NOT endorse the election of Bulldog's nominees or any of Bulldog's proposals. Since the 2015 Annual Meeting of Stockholders, the Company has taken significant actions to address feedback received from stockholders in response to our outreach to stockholders in 2015, including by adding two independent directors to our Board. The Company plans to continue to enhance its corporate governance such as through the Company's proposals at this Annual Meeting to adopt majority voting and annual advisory votes on executive compensation. For further information regarding the actions taken by the Company, please refer to "Recent Actions in Response to the Company's Outreach to Stockholders" in the proxy statement.

You may receive proxy solicitation materials from Bulldog, including a proxy statement and proxy card. IF YOU DO RECEIVE SUCH PROXY MATERIALS FROM BULLDOG, OUR BOARD UNANIMOUSLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD PROVIDED BY BULLDOG OR TO VOTE FOR ANY NOMINEES OR PROPOSALS OF BULLDOG.

Only holders of record of common stock of the Company at the close of business on June 17, 2016 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. It is important that your shares be represented and voted at the meeting. If you are a stockholder of record and do not plan to attend the meeting, please mark, sign, date and promptly mail the enclosed WHITE proxy card in the enclosed postage-paid envelope or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying Proxy Statement. If you do not hold your shares of record and you do not plan to attend the meeting, please follow the instructions provided by your broker, bank or other nominee to ensure that your shares are voted.

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU READ THE PROXY STATEMENT AND VOTE YOUR SHARES BY SIGNING AND DATING THE ENCLOSED WHITE PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED OR BY VOTING VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE ENCLOSED WHITE PROXY CARD.

By Order of the Board of Directors,

William H. Dengler, Jr., Corporate Secretary

July 5, 2016
Philadelphia, Pennsylvania

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 11, 2016

The Proxy Statement and our 2015 Annual Report to stockholders are available at our website at www.hillintl.com, in the "Investors" section as well as at www.viewproxy.com/hillintl/2016.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by Hill International, Inc. ("Hill" or the "Company") on behalf of the Board of Directors (the "Board") for the 2016 Annual Meeting of Stockholders (the "Annual Meeting"), to be held on Thursday, August 11, 2016, and at any meeting following adjournment or postponement of the annual meeting. We are first mailing this Proxy Statement and proxy card (including voting instructions) on or about July 5, 2016, to persons who were stockholders at the close of business on June 17, 2016, the record date for the meeting. Also, this Proxy Statement contains certain information that the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE") require Hill to provide annually to stockholders.

The Annual Meeting is scheduled to begin at 11:00 a.m. Eastern Time on August 11, 2016 at Two Commerce Square, 2001 Market Street, 2nd Floor, Philadelphia, Pennsylvania 19103. Stockholders will be admitted beginning at 10:30 a.m. Eastern Time. The Board has designated Irvin E. Richter and William H. Dengler to vote the shares represented by proxies at the Annual Meeting in the matter indicated by the proxies.

RECENT ACTIONS IN RESPONSE TO THE COMPANY'S OUTREACH TO STOCKHOLDERS

As a result of our outreach to stockholders, the Company has taken numerous actions since our 2015 annual meeting to enhance the Company's corporate governance, including the following:

  •
  Appointed two new independent directors to the Board, each of whom was also appointed to the Compensation and Audit Committees;

  •
  Appointed one of the new independent directors as Chairman of the Board's Compensation Committee;

  •
  Revised our Bylaws to establish a Lead Independent Director position and appointed a lead independent director;

  •
  Revised our Bylaws to modernize and clarify certain provisions in a manner that is favorable to stockholders, including lowering the ownership threshold for stockholders to call a special meeting to 25% from a majority;

  •
  Adopted Corporate Governance Guidelines which include a stockholder engagement policy, annual director education and Board confidentiality policy;

  •
  Engaged an independent compensation consultant, Pay Governance LLC, to support the Compensation Committee's strategic review and provide executive compensation program design recommendations; and

  •
  Revised our Insider Trading Policy to prohibit speculative transactions, hedging transactions and, without prior Board approval, pledging or trading on margin of Company stock.

Also, the Company's Compensation Committee has already implemented a number of changes for 2016 executive compensation based on feedback from our stockholders and consultation with the Compensation Committee's compensation consultant. These changes are as follows:

  •
  Revised our compensation philosophy to target total compensation of all executive officers at the 50th percentile of the market except for the Chief Executive Officer (see the section titled "Executive Officer Compensation — Employment Agreement with Our President and CEO");

  •
  Approved modest salary increases for our executive officers, averaging 3%;

  •
  Established an incentive bonus program for the Company's executive officers, including its NEOs that is exclusively tied to achieving superior EPS performance during 2016.

    o
    2016 EPS goal has been set at a premium to our Board-approved budget;

    o
    no award for actual EPS less than 80% of target; and

    o
    A bonus up to 200% of target can be earned for performance up to 140% of the EPS goal.

  •
  2016 equity awards for the CEO and COO are 100% in the form of "premium priced" stock options where the exercise price is set higher than the market price. Premium exercise prices were set by the Board at $4.00 and $5.00, representing 22.3% and 52.9% premiums over the closing price of our stock on the date of grant; and

  •
  2016 equity awards for other officers are 50% in the form of "premium priced" stock options where the exercise price is set higher than the market price. Premium exercise prices were set by the Board at 20% over the closing price of our stock on the date of grant;

  •
  Adopted stock ownership guidelines which require directors and executive officers to maintain ownership of a certain amount of the Company common stock prior to being allowed to sell stock; and

  •
  Lowered the per-director compensation provided to our non-employee directors from approximately $180,000 per year to $120,000 per year as we added two new non-employee directors.

Further information on the actions we have taken in response or discussions with stockholders is included elsewhere in this Proxy Statement may be found in "Corporate Governance," "Executive Compensation — Investor Outreach and Response," "Executive Compensation — Actions Related to 2016 Executive Compensation," and "Executive Compensation — Compensation Discussion and Analysis — Part 3."

The Company intends to continue to reach out to stockholders and to address feedback received from stockholders.

BACKGROUND OF PROXY CONTEST

Summary

As discussed elsewhere in this proxy statement, Bulldog has filed preliminary proxy materials indicating its intention to nominate three alternative candidates for director and make two proposals for consideration by stockholders at the meeting. Bulldog lost its proxy contest with the Company last year, and we urge stockholders to vote in favor of the Board's nominees and against Bulldog's proposals once again at this annual meeting.

Notwithstanding Bulldog's proxy contest, the Company and the Board did engage with our stockholders in connection with last year's annual meeting, and the Company has implemented a large number of changes to its Bylaws, corporate governance policies, and executive officer compensation program in response to feedback from our stockholders. Those changes are described in detail elsewhere in this proxy statement. See the sections titled "Corporate Governance, "Executive Compensation — Executive Summary — Investor Outreach and Response" and "Compensation Discussion and Analysis — Part 3 — 2016 Compensation Committee Actions."

The following information is provided to stockholders in order to provide additional context regarding this year's proxy contest as well as the Company's interactions with Bulldog over the last 15 months.

Timeline

On April 14, 2015, we received a letter from Bulldog on behalf of Opportunity Partners, L.P. ("OP"), a stockholder of record of 100 shares of our common stock, whereby Bulldog stated that it was providing notice to the Company of its intent to make a stockholder proposal and nominate two directors at our next annual meeting. The April 14 letter did not provide the requisite information on the proposed nominee's background, contact information or information related to the proposed nominee's beneficial ownership of our common stock. Additionally, the Company believed notices were required to be received by the Company between March 12, 2015 and April 11, 2015. As, in the Company's view at the time, the April 14 letter was not compliant with our Bylaws as to timeliness or providing required information, the Company rejected the letter as well as the purported notice of the stockholder proposal and director nominations therein.

On behalf of the Company, David Richter and William Dengler met with Bulldog's representatives, Phillip Goldstein and Andrew Dakos, on April 30, 2015.

Also, on April 30, 2015, the Company filed its definitive proxy statement and proxy card (the "2015 Proxy Materials") with the SEC. When Mr. Goldstein inquired as to why there was no mention of Bulldog's stockholder proposal or director nominations in the 2015 Proxy Materials, the Company responded on May 5, 2015 that the Company had determined that Bulldog's April 14 letter did not comply with its Bylaws.

On May 7, 2015, we received a new letter from Bulldog which (i) stated that the May 7 letter superseded Bulldog's April 14 letter, (ii) purported to notify the Company of Bulldog's intent to present two new proposals at our annual meeting of stockholders and (iii) purported to notify the Company of Bulldog's intent to nominate two directors at our annual meeting of stockholders.

On May 11, 2015, we responded to the May 7 letter, providing a detailed explanation of the defects of both Bulldog's April 14 and May 7 letters under our Bylaws and noting that they were thus rejected.

Our response specified the lack of timeliness of both letters as well as the failure of the April 14 letter to provide the requisite information regarding the proposed nominees under our Bylaws.

On May 14, 2015, Bulldog filed suit in the Delaware Court of Chancery seeking, among other things, to enjoin us from interfering with Bulldog's presentation of its proposals and director nominees included in its May 7 letter at the 2015 Annual Meeting. On June 5, 2015, the Court of Chancery decided that our Bylaws required that we permit Bulldog to present its director nominees and proposals at the annual meeting and issued an order requiring that we do so. The 2015 Annual Meeting was ultimately held on August 7, 2015 at 11:00 a.m., at Two Commerce Square, 2001 Market Street, 2nd Floor, Philadelphia, Pennsylvania.

On May 15, 2015, Bulldog filed a preliminary proxy statement with the Commission, including a proxy card ("Bulldog Proxy Materials"). The Bulldog Proxy Materials solicited proxies in favor of Bulldog's director nominees and Bulldog's stockholder proposals as well as against the Company's re-approval of our 2010 Senior Executive Bonus Plan.

As we engaged with our stockholders regarding the proxy contest, we heard concerns regarding some of our corporate governance policies as well as concerns regarding our executive officer compensation program.

On August 7, 2015, at the 2015 Annual Meeting, each of Bulldog's nominees and its proposal recommending that an investment banker be hired to explore a liquidity event were defeated, with the majority of stockholders voting as recommended by our Board.

Shortly after August 7, 2015, in response to our engagement with stockholders, our Board began searching for new independent directors to join the Board.

On November 10, 2015, Steven R. Curts joined our Board as an independent director. Mr. Curts, who has 30 years of experience primarily in technology and business services, is currently Chief Strategy Officer for American Express Global Business Travel. The Board appointed Mr. Curts as Chairman of the Compensation Committee and as a member of the Audit Committee.

Merely four months after having been defeated at our 2015 annual meeting, on December 7, 2015, Bulldog on behalf of Full Value Partners, L.P. submitted a proposal to be included in this proxy statement. This proposal — similar to Bulldog's proposal which had recently been defeated — would recommend that an investment banker be hired to pursue a liquidity event to maximize stockholder value including a sale of the Company.

On December 16, 2015, the Company received a letter from DC Capital Partners, LLC ("DC Capital") offering to acquire the Company for $4.75 per share.

On December 21, 2015, the Company received a letter from Bulldog which, citing the offer from DC Capital, requested that the Board establish a committee to "assess all strategic alternatives."

On January 21, 2016, our Board amended and restated our Bylaws. The amendments implemented provisions: creating the new position of lead independent director, establishing minimum qualifications for our directors, lowering the ownership threshold from a majority to 25% for calling a special meeting of our stockholders, and revising the advance notice provisions (which were at issue in the litigation with Bulldog in 2015).

Also on January 21, 2016, the Board adopted new Corporate Governance Guidelines and approved certain amendments to the Company's Insider Trading Policy, all in an effort to improve the Company's corporate governance in response to feedback from our stockholders.

On February 1, 2016, Craig L. Martin joined our Board as an independent director. Mr. Martin, who has 45 years of experience in the international engineering and construction industry, retired in 2014 as President and Chief Executive Officer of Jacobs Engineering Group, one of the world's largest and most diverse providers of technical, professional, and construction services. The Board appointed Mr. Martin to the Compensation Committee and the Audit Committee.

On February 4, 2016, the Board rejected the December 16, 2015 offer from DC Capital. Also, on February 4, 2016, the Board rejected Bulldog's December 21, 2015 request to form a committee.

On March 10, 2016, we received another letter from Bulldog stating that it was providing notice to the Company of its intent to nominate five alternate directors and present three proposals at our next annual meeting.

On March 24, 2016, the Company released its results for the quarter and year ended December 31, 2015, reporting record revenue and a return to profitability.

On May 4, 2016, the Company released its results for the quarter ended March 31, 2016, reporting increased revenue and net earnings.

On June 15, 2016, Bulldog withdrew its proposal which would recommend that an investment banker be hired to pursue a liquidity event.

On June 17, 2016, the closing price of the Company's Common Stock on the NYSE was $4.28.

Additionally, our Compensation Committee has made numerous changes to our executive officer compensation philosophy and practices since our last annual meeting. These changes include, among other things, no or limited salary increases in the future, establishment of an incentive bonus program exclusively tied to EPS and granting executive officers "premium priced" stock options.

VOTING

Who Can Vote

You are entitled to vote at the annual meeting all shares of the Company's common stock that you held as of the close of business on June 17, 2016, the record date for voting at the Annual Meeting. On June 17, 2016, there were 51,746,034 shares of common stock outstanding. In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the meeting.

Determining the Number of Votes You Have

The enclosed WHITE proxy card indicates the number of shares of common stock that you own. Each share of common stock is entitled to one vote with respect to each matter properly brought before the meeting.

How to Vote

By Telephone — Stockholders can vote their shares by a toll-free telephone number by following the instructions provided on the enclosed WHITE proxy card. The telephone voting procedures are designed to authenticate a stockholder's identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Voting by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

By the Internet — Stockholders can simplify their voting by voting their shares via the Internet as instructed on the enclosed WHITE proxy card. The Internet procedures are designed to authenticate a stockholder's identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting facilities for stockholders of record are available 24 hours a day. Voting via the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

By Mail — Stockholders may vote their shares by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided with this Proxy Statement. Proxy cards submitted by mail must be received by the time of the Annual Meeting for your shares to be voted.

At the Annual Meeting — Only our stockholders and invited guests may attend the Annual Meeting. Refer to "How to Attend the Annual Meeting" for further information regarding admission to the Annual Meeting.

You will need to bring picture identification to the meeting. If you own shares in street name (i.e., your shares are held in street name through a broker, bank, trustee or other nominee), please bring your most recent brokerage statement, along with picture identification, to the meeting. We will use your brokerage statement to verify your ownership of common stock and admit you to the meeting. Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring such proxy to the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote. Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card.

If you vote by telephone, via the Internet or by signing, dating and returning a proxy card, we will vote your shares as you direct. For the election of directors, you can specify whether your shares should be voted for all, some or none of the nominees for director listed. Our Board urges you to use the enclosed WHITE proxy card to vote based on its recommendations, including FOR ALL of the nominees for director listed and AGAINST the two stockholder proposals.

If you submit a proxy to us without indicating instructions with respect to specific proposals, we will vote your shares consistent with the recommendations of our Board of Directors as stated in this Proxy Statement, specifically for all our nominees for director, in favor of the amendment to certain Bylaw provisions to implement majority voting, in favor of the advisory vote on the frequency (every 1, 2 or 3 years) of the advisory vote on named executive officer compensation, and against the stockholder proposals, if properly presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, then the persons named on your proxy will have discretion to vote for you on those matters. As of the date of the Notice of 2016 Annual Meeting of Stockholders, we knew of no other matters to be presented at the Annual Meeting.

An independent inspector of elections will tabulate the proxies and certify the results.

Voting of Shares of Common Stock Held in Street Name

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in "street name"), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. Because of the contested nature of certain of the proposals, if you do not give instructions to your broker, your broker will not be able to vote your shares with respect to the election of directors (Proposal 1), the amendment to certain Bylaw provisions to implement majority voting (Proposal 2), the advisory vote on the frequency (every 1, 2 or 3 years) of the advisory vote on compensation (Proposal 3) or the stockholder proposals (Proposals 4 and 5). We urge you to instruct your broker or other nominee how to vote your shares by following those instructions.

Notification of Bulldog Proposal for Alternative Directors

Bulldog, on behalf of Full Value, a stockholder of the Company, has filed preliminary proxy materials indicating its intention to propose three alternative director nominees for election at the Annual Meeting in opposition to the nominees recommended by our Board. The Bulldog nominees have NOT been endorsed by our Board, and our Board unanimously recommends a vote FOR each of our Board's nominees for director on the enclosed WHITE proxy card accompanying this proxy statement. Our Board unanimously recommends that you disregard and do not return any proxy card that you may receive from Bulldog. Voting to "withhold" with respect to any Bulldog nominee on a proxy card sent to you by Bulldog is NOT the same as voting for our Board's nominees because a vote to "withhold" with respect to any Bulldog nominee on any proxy card provided by Bulldog will revoke any proxy you previously submitted. If you submit a proxy card sent to you by Bulldog, you can revoke that proxy and vote for our Board's nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card.

Receipt of Multiple Proxy Cards

Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every WHITE proxy card you receive.

Additionally, please note that Bulldog, on behalf of Full Value, has stated its intention to nominate three alternative director nominees for election at the Annual Meeting and present two stockholder proposals. If Bulldog proceeds with its alternative nominations and proposal, you may receive proxy solicitation materials from Bulldog, including an opposition proxy statement and a proxy card. Our Board unanimously recommends that you disregard and do not return any proxy card you receive from Bulldog. Voting to "withhold" with respect to any Bulldog nominee on a proxy card sent to you by Bulldog is not the same as voting for our Board's nominees because a vote to "withhold" with respect to any Bulldog nominee on its proxy card will revoke any proxy you previously submitted.

If you vote using a proxy card you receive from Bulldog, you have every right to change your vote and revoke your prior proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted. If you have any questions or need assistance voting, please call our proxy solicitor, Alliance

Advisors LLC. Stockholders may call toll free at (888) 991-1290. Banks and brokers may call collect at (973) 873-7721. If you own shares in street name, please contact your account representative at the broker, bank or other nominee where the shares are held. This proxy statement and the accompanying form of WHITE proxy card are available at http://www.viewproxy.com/hillintl/2016.

Revocation of Proxies

You can change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following: (1) you can submit a valid proxy with a later date; (2) you can notify our Secretary in writing at Secretary, Hill International, Inc. One Commerce Square 2005 Market Street, 17th Floor, Philadelphia, Pennsylvania 19103 that you have revoked your proxy; or (3) you can vote in person by written ballot at the Annual Meeting.

If you sign a proxy card sent to you by Bulldog, you may change your vote and revoke such proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions on the enclosed WHITE proxy card. Submitting a proxy card sent to you by Bulldog — even if you withhold your vote on the Bulldog nominees — will revoke any votes you previously made via our WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive that is not a WHITE proxy card and not return any proxy card that you may receive from Bulldog, even as a protest.

Required Vote

Proposal 1: Election of Directors.    Pursuant to our Bylaws, plurality voting will apply to the election of directors at the Annual Meeting.

The three nominees for director who receive the most votes of all votes cast for directors will be elected. If you do not vote for a particular nominee, or if you indicate on your proxy card, via the Internet or by telephone that you want to withhold authority to vote for a particular nominee, then your shares will not be voted for that nominee. In addition, if you hold shares of common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the election of any nominee for director unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such nominee. Abstentions and broker non-votes do not constitute a vote "for" or "against" a director.

It will NOT help elect our Board if you sign and return a proxy card sent by Bulldog, even if you withhold on their director nominees using any proxy card sent to you by Bulldog. Doing so will cancel any previous vote you may have cast on our WHITE proxy card. The only way to support our Board's nominees is to vote FOR the Board's nominees on our WHITE proxy card and to disregard, and not return, any proxy card that you receive that is not a WHITE proxy card, including any proxy card that you receive from Bulldog.

Pursuant to our Bylaws, written notice by stockholders of qualifying nominations for election to our Board of Directors must have been received by our Secretary by March 11, 2016. We did not receive any such nominations other than the nominations from Bulldog, and no other nominations for election to our Board may be made by stockholders at the Annual Meeting.

If for some reason any of the Board's director nominees are unable to serve, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the WHITE proxy card, your shares will be voted in favor of the Board's remaining nominees. As of the date of the Notice of 2016 Annual Meeting of Stockholders, we knew of no reason why any of the Board's nominees would be unable or for good cause unwilling to serve as a director if elected.

Proposal 2: Amendment of certain Bylaw provisions to implement majority voting.    The votes cast "for" this proposal must exceed the votes cast "against" such proposal for this proposal to pass. Abstentions and broker non-votes do not constitute a vote "for" or "against" this proposal and will be disregarded in the calculation of "votes cast."

Proposal 3: Advisory vote on the frequency of the advisory vote on executive compensation.    For the advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers, the frequency receiving the highest number of votes from the holders of shares present in person or by proxy at the Annual Meeting and entitled to vote thereon will be considered the frequency preferred by the stockholders. If you "Abstain" from voting on this Proposal 3, it will have no effect on the outcome. Broker non-votes also will have no effect on the outcome of this proposal. However, because this proposal is an advisory vote, the result will not be binding on our Board of Directors. Our Board of Directors and our Compensation Committee will consider the outcome of the vote when determining how often we should submit to stockholders an advisory vote to approve the compensation of our named executive officers.

Proposals 4 and 5: Stockholder Proposals.    The votes cast "for" a proposal must exceed the votes cast "against" such proposal for a stockholder proposal to pass. Abstentions and broker non-votes do not constitute a vote "for" or "against" the proposal and will be disregarded in the calculation of "votes cast." Each proposal must be properly presented at the Annual Meeting for such proposal to be voted upon.

Broker non-votes

A broker non-vote occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide the record holder with specific instructions concerning how to vote on any "non-routine" matters brought to a vote at a stockholders meeting. Under the NYSE rules, "non-routine" matters include the election of directors (Proposal 1), the amendment of certain Bylaw provisions to implement majority voting (Proposal 2), and the vote, on an advisory basis, on the frequency of the advisory vote on compensation of the Company's named executive officers (Proposal 3). Given the contested nature of the meeting, for any accounts to which brokers deliver competing sets of proxy materials, the NYSE rules governing brokers' discretionary authority will not permit such brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting.

If you hold your shares in street name, it is critical that you cast your vote by instructing your bank, broker or other nominee on how to vote if you want your vote to be counted at the Annual Meeting.

Voting by Employees Participating in 401(k) Plan

If you are an employee of the Company and participate in the Hill International Inc. 401(k) Retirement Savings Plan, (the "Plan"), the enclosed WHITE voting instruction form indicates the aggregate number of shares of common stock credited to your account as of June 17, 2016, the record date for voting at the Annual Meeting. If you timely submit your voting instructions to the Plan's trustee (the "Trustee") by following the instructions on the enclosed WHITE voting instruction form, your shares will be voted as you have directed. If you do not provide the Trustee with voting instructions, the Trustee will vote your Plan shares in the same proportion as the shares for which the Trustee receives voting instructions from other participants in the Plan. The Trustee must receive your voting instructions no later than August 8, 2016 or, if you are voting via the Internet or by phone, by 11:59 p.m., Eastern Daylight Time, on August 8, 2016. Please note that Plan participants may vote their shares through the Trustee only and accordingly may not vote their Plan shares in person at the Annual Meeting.

How to Attend the Annual Meeting

Registered stockholders may be admitted to the meeting upon providing picture identification. If you own shares in street name (i.e., your shares are held in street name through a broker, bank, trustee or other nominee), please bring your most recent brokerage statement, along with picture identification, to the meeting. We will use your brokerage statement to verify your ownership of common stock and admit you to the meeting.

Please note that cameras, sound or video recording equipment, or other similar equipment, electronic devices, large bags or packages will not be permitted in the Annual Meeting.

Quorum

A quorum of stockholders is necessary to transact business at the 2016 Annual Meeting. A quorum exists if the holders of at least a majority of the shares of common stock entitled to vote are present either in person or by proxy at the meeting. Abstentions and broker non-votes will be counted in determining whether a quorum exists.

Cost of Solicitation

For information regarding the costs of this solicitation, please see the section titled "Cost of Solicitation."

2017 Stockholder Proposals

At each annual meeting, stockholders are asked to elect directors to serve on the Board. The Board or stockholders may submit other proposals to be included in the proxy statement. To be considered for inclusion in the 2017 Annual Meeting Proxy Statement, stockholder proposals must meet the requirements of SEC Rule 14a-8 and must be received no later than March 1, 2017. After such date, any shareholder proposal will be considered untimely and may be excluded from consideration at the meeting. Our Bylaws provide that a stockholder may otherwise propose business for consideration or nominate persons for election to the Board, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in our proxy statement pursuant to Rule 14a-8. Our Bylaws currently require that notice of such proposals or nominations for our 2017 Annual Meeting be received by us from April 13, 2017 to May 13, 2017. Any such notice must satisfy the other requirements in our Bylaws applicable to such proposals and nominations.

Householding Information

SEC regulations permit the Company to send a single set of proxy materials, which includes this Proxy Statement, the Annual Report to Stockholders and the Notice of Internet Availability of Proxy Materials, to two or more stockholders that share the same address. Each stockholder will continue to receive his or her own separate proxy card. Upon written or oral request, the Company will promptly deliver a separate set of proxy materials to a stockholder at a shared address that only received a single set of proxy materials for this year. If a stockholder would prefer to receive his or her own copy, please contact William H. Dengler, Jr., Corporate Secretary, at the Company's principal executive office: One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, PA 19103; or by email addressed to hil@openboard.info. Similarly, if a stockholder would like to receive his or her own set of the Company's proxy materials in future years or if a stockholder shares an address with another stockholder and both would like to receive only a single set of the Company's proxy materials in future years, please contact Mr. Dengler.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board is divided into three classes. One class is elected each year for a term of three years.

Three directors will be elected at this Annual Meeting to serve for a three-year term expiring at our annual meeting in 2019. Upon the recommendation of the Governance and Nominating Committee, the Board has renominated Irvin E. Richter, Steven M. Kramer and Gary F. Mazzucco to serve for terms expiring in 2019.

The persons named in the proxy card will vote such proxy "for" the election of Messrs. Richter, Kramer and Mazzucco unless you indicate that your vote should be withheld. If elected, Messrs. Richter, Kramer and Mazzucco will continue in office until his successor has been duly elected and qualified, or until the earliest of his death, resignation, retirement or removal. Messrs. Richter, Kramer and Mazzucco have indicated to the Company that they will serve if elected and have consented to be named in this proxy statement. We do not anticipate that Messrs. Richter, Kramer and Mazzucco will be unable to stand for election, but, if that happens, your proxy will be voted in favor of another person nominated by the Board upon the recommendation of the Governance and Nominating Committee.

In addition to the information set forth below, Appendix A sets forth information relating to each individual who may be considered "participants" in our solicitation under the applicable Securities and Exchange Commission rules by reason of their position as directors of the Company, as nominees for directors or because they may be soliciting proxies on our behalf.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR ALL" THE ELECTION OF MESSRS. RICHTER, KRAMER AND MAZZUCCO AS DIRECTORS.

Bulldog, on behalf of Full Value, has filed preliminary proxy materials indicating its intention to nominate three alternative nominees for election as directors at the Annual Meeting. Pursuant to our Bylaws, the three nominees receiving the largest pluralities of the votes cast will be elected.

The Board unanimously recommends that you disregard any proxy card that may be sent to you by Bulldog. Voting AGAINST Bulldog's nominees on its proxy card is NOT the same as voting FOR our Board's nominees, because a vote against Bulldog's nominees on its proxy card will revoke any previous proxy submitted by you. If you vote using a proxy card sent to you by Bulldog, you have every right and we urge you to revoke that proxy by voting in favor of our Board's nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

NOMINEES FOR DIRECTOR — TERM EXPIRING IN 2019

IRVIN E. RICHTER has been Chairman of our Board of Directors since 1985 and he has been a member of our Board of Directors since he founded the company in 1976. He previously served as our Chief Executive Officer from 1976 to 2014. Mr. Richter is a Fellow of the Construction Management Association of America (CMAA) and a member of the World Presidents' Organization. He is the author of several books including Handbook of Construction Law & Claims and International Construction Claims: Avoiding and Resolving Disputes. He has served on a number of Boards of Directors, including Rutgers University, Temple University Hospital and the CMAA. Mr. Richter holds a B.A. in government from Wesleyan University and a J.D. from Rutgers University School of Law at Camden, and he has been named a Distinguished Alumnus at both schools. Mr. Richter's substantial expertise in the areas of project management and construction claims has made him highly regarded in our industry. His strategic vision, leadership and construction industry knowledge have helped to guide the Company on its path of growth and success.  Age:  71.

STEVEN M. KRAMER has been a director since June 2010. He is the President of Synchema, a consulting company to the graphic arts industry which assists companies in various aspects of strategic planning. He is currently also the Chief Executive Officer of Toms River Volkswagen which he acquired in February 2015. Prior to Synchema, Mr. Kramer was President and Chief Operating Officer of Kelstar International, which he co-founded, in 1987 until it was sold to Altana, a publicly-owned German specialty chemical and pharmaceutical company, in October 2005. Kelstar is a manufacturer of aqueous coatings, ultraviolet-curable coatings and specialty chemicals for the international printing industry. A year after the acquisition and transition he resigned from Kelstar in 2006. From the time of his resignation from Kelstar in 2006 until his founding of Synchema in 2009, Mr. Kramer pursued a variety of business interests independently. Mr. Kramer earned his B.S. in graphic communications from the Rochester Institute of Technology. Mr. Kramer was a member of the Board of Directors of Dragonfly Forest, Inc., a non-profit organization from 2010 until 2015 that was dedicated to providing overnight camp experiences to seriously ill children. He was a member of the Young Presidents' Organization from 2003 to 2012 and he has been a member of the World Presidents' Organization since 2012. Mr. Kramer's experience as founder and executive of his own companies and his experience with respect to strategic planning provides valuable insight regarding the Company's growth and direction.  Age:  54.

GARY F. MAZZUCCO has been a director since June 2013. Mr. Mazzucco founded Mazzucco & Company, CPAs in February 1977 and has served as its Managing Partner ever since. He has been providing accounting, tax and consulting services for over forty years. Prior to founding Mazzucco & Company, he was an accountant with Lybrand, Ross Brothers and Montgomery (a predecessor company of PricewaterhouseCoopers LLP) for two years and worked in private accounting for five years. Mr. Mazzucco earned his B.S. in accounting from Mount Saint Mary's University and has also served as a college professor, coach, mentor, board member, officer and trusted advisor to many individuals and organizations throughout his career. He is a certified public accountant in New Jersey. He is a member of the American Institute of Certified Public Accountants and a Fellow of the New Jersey Society of Certified Public Accountants.  Age:  67.

CONTINUING DIRECTORS — TERM EXPIRING IN 2017

DAVID L. RICHTER has been our President and Chief Executive Officer since December 2014 and he has been a member of our Board of Directors since 1998. Prior to his current position, he was our President and Chief Operating Officer from March 2004 to December 2014. Before that, Mr. Richter was President of our Project Management Group from 2001 to 2004, Senior Vice President and General Counsel from 1999 to 2001 and Vice President and General Counsel from 1995 to 1999. Prior to joining us, he was an attorney with the New York City law firm of Weil, Gotshal & Manges LLP from 1992 to 1995. Mr. Richter is a Fellow of both the Construction Management Association of America (CMAA) and the Chartered Institute of Building (CIOB). He is a member of the World Presidents' Organization, the Construction Industry Round Table and the American Society of Civil Engineers. He is a member of the Board of Directors of the Greater Philadelphia Chamber of Commerce and the Board of Trustees of Princeton Day School. He is a former member of the Board of Directors of the CMAA and the Board of Trustees of the Southern New Jersey Development Council. He is also Chairman of the Oxford Alumni Society of Philadelphia. Mr. Richter earned his B.S. in management, his B.S.E. in civil engineering and his J.D. from the University of Pennsylvania and his M.Sc. in major program management from the University of Oxford. He has been designated a Chartered Construction Manager by the CIOB. Mr. Richter is a son of Irvin E. Richter. Mr. Richter

has more than two decades of executive leadership with the Company and has developed great expertise in the construction management industry.  Age:  50.

ALAN S. FELLHEIMER has been a director since June 2006. He has been Chairman of the Philadelphia law firm of Fellheimer & Eichen LLP since January 2006. He was Chairman of the Board of the Pennsylvania Business Bank, a state-chartered bank, from 1998, when he founded the bank, until 2008 when the bank was sold. He also served as the bank's President and Chief Executive Officer from 1998 until 2006. From 1991 to 1998, Mr. Fellheimer was a Partner in the Philadelphia law firm of Fellheimer Eichen Braverman & Kaskey. During 1990, he was a Partner with the Philadelphia law firm of Spector Gadon & Rosen, P.C. From 1985 to 1990, Mr. Fellheimer was Chairman and Chief Executive Officer of Equimark Corp., then a New York Stock Exchange-listed bank holding company. He currently serves as a member of the Board of Trustees and Executive Committee of Gratz College, an emeritus member of the Board of Trustees of the Pennsylvania Ballet, a member of the President's Advisory Board of Temple University and a member of the Dean's Advisory Board of the School of Social Policy & Practice of the University of Pennsylvania. Mr. Fellheimer is a Trustee of the Law Foundation of Temple University and a Past Master; Past High Priest and Trustee of the Grand Lodge of Pennsylvania, AF&AM. Mr. Fellheimer earned his A.B. in liberal arts and his J.D. summa cum laude from Temple University. He is a member of the New Jersey, New York and Pennsylvania bars. Mr. Fellheimer has significant banking expertise and brings to the Company experience in leadership positions with public and non-public entities.  Age:  73.

STEVEN R. CURTS has been a director since October 2015. Since May 2014, he has been the Chief Strategy Officer for American Express Global Business Travel. Prior to that, he was a Vice President with Dell, Inc. from November 2009 to December 2013. Before that, he worked for 20 years with Perot Systems Corp. in numerous roles, including President of its Commercial Solutions Group, Vice President of Corporate Planning and Financial Operations, and Vice President of Finance. Mr. Curts received his B.B.A in accounting from Southern Methodist University. Among other things, Mr. Curts brings experience as a senior finance leader with executive roles encompassing financial operations, business development, treasury and corporate planning.  Age:  55.

CONTINUING DIRECTORS — TERM EXPIRING IN 2018

CAMILLE S. ANDREWS has been a director since June 2009. Since 1998, Ms. Andrews has been an Associate Dean, and since 1996 a member of the faculty, of Rutgers University School of Law at Camden. From 2007 to 2015, Ms. Andrews served as Counsel to Context Capital Partners, a private equity firm. Between 1986 and 1996, Ms. Andrews was a Partner with the law firm of Dilworth Paxson LLP, and between 2006 and 2008, she was Of Counsel to that firm, with expertise in antitrust, securities, class actions, derivative and shareholder suits, and other complex litigation matters. Ms. Andrews earned a B.A. magna cum laude in rhetoric and communication from the University of Pittsburgh and a J.D. with honors from Rutgers University School of Law at Camden, where she served on the Law Review. She was a member of the Board of Trustees for the Leap Academy Charter School in Camden, NJ from 2000 — 2007 and has served on a number of charitable boards, including the Walnut Street Theater, ACYO Charitable Foundation (a subsidiary of The Goldman Sachs Group, Inc.), New Jersey Child Cares, and the Philadelphia Zoo Chairman's Council. She has also served on the New Jersey Supreme Court Committee on Judicial Education. Ms. Andrews is admitted to practice law in New Jersey, Pennsylvania and before the U.S. Supreme Court. Ms. Andrews offers a wealth of legal expertise in commercial matters and her service on the boards of other organizations provides cross-board experience.  Age:  56.

BRIAN W. CLYMER has been a director since June 2006. Mr. Clymer retired from Prudential Financial, Inc. where he was Senior Vice President of External Affairs from July 1997 to January 2013.

Prior to Prudential, he served as New Jersey State Treasurer under Governor Christine Todd Whitman from 1994 to 1997. Prior to that, Mr. Clymer was President and Chief Executive Officer of Railway System Design, Inc. and Vice President of its parent company, Gannett Fleming, Inc., an engineering design firm, from 1993 to 1994. From 1989 to 1993, he served under President George H.W. Bush as Administrator of the U.S. Federal Transit Administration. Mr. Clymer has served on numerous Boards of Directors, including the New Jersey Sports and Exposition Authority, the New Jersey Casino Reinvestment Development Authority, the New Jersey Performing Arts Center, the Southeastern Pennsylvania Transportation Authority, the American Public Transit Association, Security First Bank, and Motor Coach Industries International, Inc., then a New York Stock Exchange-listed designer and manufacturer of buses and coaches. He also served on the Board of Directors of the New Jersey Alliance for Action from 1997 to 2014 and currently serves on the Board of the Independent College Fund of New Jersey as past Chairman. Mr. Clymer earned his B.S. in business and economics from Lehigh University and holds an honorary doctorate from Drexel University. He is a Certified Public Accountant in the Commonwealth of Pennsylvania. Mr. Clymer has spent almost 20 years in the field of public accounting and brings extensive experience as an executive and board member of various publicly and non-publicly held entities and offers deep knowledge of financial, economic and accounting matters.  Age:  69.

CRAIG L. MARTIN has been a director since February 2016. In December 2014, Mr. Jacobs retired as the President and Chief Executive Officer of Jacobs Engineering Group, Inc. He became President in July 2002 and Chief Executive in April 2006. He also served as a member of Jacobs' Board of Directors from 2002 until his retirement. Prior to July 2002, he served in several positions, most recently as Executive Vice President of Global Sales and Marketing. Before joining Jacobs in 1994, he worked in various roles at CRSS International Inc. and Martin K. Eby Construction Co. He received his B.S. in civil engineering from the University of Kansas and his M.B.A. from the University of Denver. Mr. Martin has nearly 45 years of experience in the international engineering and construction industry.  Age:  66.

CORPORATE GOVERNANCE

Pursuant to the Delaware General Corporation Law and the Company's Amended and Restated Bylaws, the Company's business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of the Company's business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. We currently have nine members on our Board.

During 2015, the Board held nine meetings and the committees held a total of fifteen meetings. Each director attended more than 75% of the total number of meetings of the Board of Directors and the Board committees of which he or she was a member during the period he or she served as a director in 2015. Although, we do not have a policy requiring all directors to attend annual meetings of stockholders, we expect all directors to attend, absent extenuating circumstances. All of our directors attended the 2015 Annual Meeting of Stockholders.

As a result of our discussions with stockholders, the Company has taken numerous actions since our 2015 annual meeting to enhance the Company's corporate governance, including the following:

  •
  Appointed two new independent directors to the Board, each of whom was also appointed to the Compensation and Audit Committees;

  •
  Appointed one of the new independent directors as Chairman of the Board's Compensation Committee;

  •
  Revised our Bylaws to establish a Lead Independent Director position and appointed a Lead Independent Director;

  •
  Revised our Bylaws to modernize and clarify certain provisions in a manner that is favorable to stockholders, including lowering the ownership threshold for stockholders to call a special meeting to 25% from a majority;

  •
  Adopted Corporate Governance Guidelines which include a stockholder engagement policy, annual director education and Board confidentiality policy;

  •
  Engaged an independent compensation consultant, Pay Governance LLC, to support the Compensation Committee's strategic review and provide executive compensation program design recommendations; and

  •
  Revised our Insider Trading Policy to prohibit speculative transactions, hedging transactions and, without prior Board approval, pledging or trading on margin of Company stock.

Also, the Company's Compensation Committee has already implemented a number of changes for 2016 executive officer compensation based on feedback from our stockholders and consultation with the Compensation Committee's compensation consultant. These changes are as follows:

  •
  Revised our compensation philosophy to target total compensation of all executive officers at the 50th percentile of the market, except for our Chief Executive Officer (see the section titled "Executive Officer Compensation — Employment Agreement with Our President and CEO");

  •
  Approved modest salary increases for our executive officers, averaging three percent;

  •
  Established an incentive bonus program for the Company's executive officers including its NEOs that is exclusively tied to achieving superior EPS performance during 2016.

    o
    2016 EPS goal has been set at a premium to our Board-approved budget;

    o
    No award for actual EPS less than 80% of target; and

    o
    A bonus up to 200% of target can be earned for performance up to 140% of the EPS goal.

  •
  2016 equity awards for the CEO and COO are 100% in the form of "premium priced" stock options where the exercise price is set higher than the market price. Premium exercise prices were set by the Board at $4.00 and $5.00, representing 22.3% and 52.9% premiums over the closing price of our stock on the date of grant;

  •
  2016 equity awards for other executive officers are 50% in the form of "premium priced" stock options where the exercise price is set higher than the market price. Premium exercise prices were set by the Board at 20% over the closing price of our stock on the date of grant;

  •
  Adopted stock ownership guidelines which require directors and executive officers to maintain ownership of a certain amount of the Company's common stock prior to being allowed to sell stock; and

  •
  Lowered the per-director compensation provided to our non-employee directors from approximately $180,000 per year to $120,000 per year as we added two new non-employee directors.

Further information on the actions we have taken in response or discussions with stockholders is included below and in "Compensation Discussion and Analysis" in this Proxy Statement.

Board Leadership Structure

Our Amended and Restated Bylaws provide that we will have a Chairman who will chair Board meetings and perform such other duties as set forth in our Amended and Restated Bylaws or as otherwise assigned to him by our Board. The Chairman and Chief Executive Officer may be the same person; however, our Board may separate these two positions if it deems it to be in the best interests of our Company and our stockholders to do so. Presently, the Chairman and Chief Executive Officer positions are held by two different individuals.

Prior to January 21, 2016, the Board had not appointed a Lead Independent Director; however, Alan S. Fellheimer, Chair of the Compensation Committee, presided over executive session meetings of independent directors. At its January 21, 2016 meeting, the Board appointed Brian W. Clymer as its Lead Independent Director.

Role of the Board in Risk Oversight

The Board as a whole has responsibility for risk oversight, with reviews of certain areas conducted by relevant Board committees that report on their findings to the Board. The oversight responsibility of the Board and the Board committees is facilitated by management reporting processes designed to provide information to the Board concerning the identification, assessment and management of critical risks and management's risk mitigation strategies and practices. These areas of focus include operational, economic, competitive, financial (including accounting, reporting, credit, liquidity and tax), legal, regulatory, compliance, environmental, political and strategic risks. The full Board (or the appropriate Board committee), in concert with the appropriate management within the Company, reviews management reports to formulate risk identification, risk management and risk mitigation strategies. When a Board committee initially reviews management reports, the Chairman of the relevant Board committee briefs the full Board on the specifics of the matter at the next Board meeting. This process enables the Board to coordinate the risk oversight role, particularly with respect to risks spanning more than one operational area. The Compensation Committee reviews compensation policies to ensure that they do not, among other things, encourage unnecessary or excessive risk-taking.

Corporate Governance Guidelines

The Corporate Governance Guidelines adopted by the Board, which include guidelines for determining director independence, are published on the Company's website at www.hillintl.com, in the "Investors" section, and are available in print to any stockholder upon request. That section of the website makes available the Company's corporate governance materials, including Board committee charters. Those materials are also available in print to any stockholder upon request.

Committees of the Board of Directors

During 2015, the Board had standing Audit, Compensation, and Governance and Nominating Committees. All members of each committee have been determined by the Board of Directors to be "independent" under applicable NYSE rules. In addition, the Board has determined that each member of the Audit Committee meets SEC independence requirements which require that members of the Audit Committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from Hill or any of its subsidiaries other than their directors' compensation. The charter of each committee is available on our website at www.hillintl.com, in the "Investors" section.

Audit Committee

Prior to November 10, 2015, the Audit Committee consisted of Brian W. Clymer (Chair), Alan S. Fellheimer, Steven M. Kramer and Gary F. Mazzucco. On November 10, 2015, Steven R. Curts joined the Audit Committee and Steven M. Kramer was replaced and, on February 1, 2016, Craig L. Martin joined the Audit Committee. The Board has determined that each member of the Audit Committee is financially literate. The Board has also determined that Brian W. Clymer possesses accounting or related financial management expertise within the meaning of the NYSE listing standards and qualifies as an "audit committee financial expert," as defined by the rules of the SEC.

The Audit Committee assists the Board in fulfilling its oversight responsibilities by (a) reviewing the financial reports and other financial information provided by Hill to its stockholders, the SEC and others, (b) monitoring the Company's financial reporting processes and internal control systems, (c) retaining Hill's independent registered public accounting firm, (d) overseeing the Company's independent registered public accounting firm and internal auditors and (e) monitoring the Company's compliance with its ethics policies and with applicable legal and regulatory requirements. The Audit Committee also reviews and approves any transactions between Hill and any related parties. During 2015, the Audit Committee met nine times. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act").

Compensation Committee

Prior to November 10, 2015, the Compensation Committee consisted of Alan S. Fellheimer (Chair), Camille S. Andrews and Steven M. Kramer. On November 10, 2015, Steven R. Curts joined the Compensation Committee and was appointed chair. On February 1, 2016, Craig L. Martin joined the Compensation Committee. Each member of the Compensation Committee is a "non-employee director" as defined in Rule 16b-3 of the Exchange Act and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

The Compensation Committee oversees Hill's executive compensation programs. The Compensation Committee reviews and recommends to the Board for approval the compensation arrangements for all of the Company's executive officers. During 2015, the Compensation Committee met four times. The processes of the Compensation Committee are described below in "Compensation Discussion & Analysis."

Governance and Nominating Committee

During 2015, the Governance and Nominating Committee consisted of Camille S. Andrews (Chair), Brian W. Clymer, Steven M. Kramer and Gary F. Mazzucco. The Governance and Nominating Committee oversees matters relating to the evaluation and recommendation to the Board of the persons to be nominated for election as directors at any meeting of stockholders, and the persons to be appointed by the Board to fill any vacancy on the Board.

The Governance and Nominating Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought of Board members in the context of our business and the then-current membership on the Board. This assessment includes a consideration of independence, diversity, age, skills, experience, and industry backgrounds in the context of the needs of the Board and the Company, as well as the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Although the Company does not have a formal policy with respect to diversity standards, as a matter of practice, the Governance and Nominating Committee considers matters commonly viewed as matters of diversity in the context of the Board as a whole and, in its effort to select a Board that it believes will best serve the interests of the Company and its stockholders, takes into account the personal characteristics and experience of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives.

The Governance and Nominating Committee carefully considers all director candidates recommended by our stockholders, and the Governance and Nominating Committee does not and will not evaluate such candidate recommendations any differently from the way it evaluates other candidates. On January 21, 2016, the Board amended its Bylaws which, among other things, set forth minimum qualifications for an individual to serve as a director on the Company. These minimum qualifications provide that no person shall qualify for service or serve as a director of the Company: (a) unless such person is in compliance with all applicable laws and regulatory requirements to which the Company's directors may be subject in connection with such person's service as a director, (b) if such person has been convicted in, or entered a plea of nolo contendere with respect to, a criminal proceeding involving fraud, misappropriation or other similar charge during the ten years preceding the date of election, or if such person has been found responsible for or admitted responsibility for fraud, misappropriation or other similar charge in any governmental investigation or proceeding or other civil judicial proceeding during the ten years preceding the date of election, or if such person has been found responsible for or admitted responsibility for any material violation of any foreign, federal or state securities law or federal commodities law during the ten years preceding the date of election, (c) if such person has been convicted of, or entered a plea of nolo contendere with respect to, any felony, (d) if such person serves on the board of directors of more than three other public companies, (e) if such person is a director, officer or holder of more than a five percent (5%) equity interest, directly or indirectly, in a business that competes, directly or indirectly, with the Company, (f) if such person has made or makes any contribution or expenditure in connection with the election of any candidate for political office, including any contribution to any committee supporting such a candidate or to a political party, in any jurisdiction which results in the Company becoming ineligible to conduct its business or any portion thereof, or (g) if such person has ever been the subject of a filing of personal bankruptcy in any jurisdiction, either voluntarily or involuntarily (and in the case of an involuntary filing, if such filing was not dismissed within 60 days) during the ten years preceding the applicable date of election.

Any stockholder who wishes to recommend an individual as a potential nominee for election to the Board should submit such recommendation in writing by mail to Hill International, Inc., One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, Pennsylvania 19103, Attn: Chair of Governance and Nominating Committee, together with information regarding the experience, education and general background of the individual and a statement as to why the stockholder believes such individual to be an appropriate candidate for the Board of Directors of Hill. Such recommendation should be provided to Hill no later than the close of business on the 120th day prior to the one-year anniversary of the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting. During 2015, the Governance and Nominating Committee held two meetings.

Communicating Concerns to Directors

The Company encourages all interested persons to communicate any concern that an officer, employee, director or representative of Hill may have engaged in illegal, dishonest or fraudulent activity, or may have violated Hill's Code of Ethics and Business Conduct. Such persons may report their concerns or other communications including suggestions or comments to the Board in one of the following ways: by mail sent to William H. Dengler, Jr., Corporate Secretary, at the Company's principal executive office: One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, Pennsylvania 19103; by telephone at (866) 352-2792; or by email addressed to hil@openboard.info. All such communications will be referred to Mr. Dengler who will circulate them to the members of the Board, or in the case of potential violations of the Code of Ethics and Business Conduct, to the Chairman of the Audit Committee. If the communication is directed to a particular director, Mr. Dengler will forward the communication to that director. The Board does not screen stockholder communications.

Code of Ethics

All directors, officers and employees of the Company are expected to act ethically at all times and in accordance with the policies comprising Hill's Code of Ethics and Business Conduct (the "Code") which is available on our website at www.hillintl.com, in the "Investor Relations" section, and is available in print to any stockholder upon request. Any waiver or any implicit waiver from a provision of the Code applicable to Hill's chief executive officer, chief financial officer, chief accounting officer or controller, or any amendment to the Code must be approved by the Board. We will disclose on our website amendments to, and, if any are granted, any such waiver of, the Code. Hill's Audit Committee is responsible for applying the Code to specific situations in which questions are presented to it and has the authority to interpret the Code in any particular situation. If, after investigating any potential breach of the Code reported to it, the Audit Committee determines (by majority decision) that a breach has occurred, it will inform the Board of Directors. Upon being notified that a breach has occurred, the Board (by majority decision) will take or authorize such disciplinary or preventive action as it deems appropriate, after consultation with the Audit Committee and/or the Company's General Counsel, up to and including dismissal or, in the event of criminal or other serious violations of law, notification of the SEC or other appropriate law enforcement authorities.

EXECUTIVE COMPENSATION

Executive Summary

Our Compensation Philosophy and Guiding Principles

In support of our business and our long-term success, the Company's compensation program is designed to attract, motivate, reward and retain high-quality executives necessary to continually improve financial performance, achieve profitable growth and enhance stockholder value.

To that end, our Compensation Committee (the "Committee") has developed a compensation philosophy designed to reflect the following principles

  •
  There should be a strong link between pay and performance;

  •
  The interests of executives should be aligned with the interests of our stockholders; and

  •
  Compensation programs should reinforce our business strategy, focus the executive team on priorities and ultimately drive growth in stockholder value.

Investor Questions	Our Responses

Why don't we use Total Stockholder Return ("TSR") or other relative performance metrics in our executive compensation program?	While the Committee considers our overall performance relative to external markets when making compensation decisions, the Board believes it is more effective to focus our executives on achieving improvements in our own results rather than to pay them primarily based on how other companies perform.

Further, administration of a relative performance plan requires that we identify a peer group of sufficient size and of appropriately comparable companies. For a number of reasons, including our size, our significant international operations and our portfolio of focused services, there are too few companies to construct what we believe to be a viable performance peer group.

For these reasons, and as explained more fully below, the Committee believes that the best approach for the Company is to tie our executive compensation to performance metrics that are aligned with our strategy that can be directly impacted by our executives, and promotes growth in stockholder value over the long term.

Why do we target executive compensation at the 75th percentile of peer companies?	In January 2016, the Committee revised our compensation philosophy to target aggregate total compensation of all executive officers at the market median. We believe that the new market median philosophy is aligned with compensation governance best practices and still provides us with sufficient flexibility to reward our leaders. Due to terms of his 2014 employment agreement, the new philosophy does not currently apply to our CEO.

Investor Questions	Our Responses

Why do we provide a compensation opportunity to our CEO that generally is more heavily weighted on salary than incentives?	Historically, due in large part to the substantial equity ownership held by our company founder and previous CEO and his family, including our current CEO, the Board determined that there was sufficient direct economic alignment with external stockholder interests and chose to deliver CEO compensation with a heavier emphasis on salary.
As with all other aspects of our executive compensation program, appropriate pay mix and delivery is being considered as part of the executive compensation strategic review going forward.

Why don't we provide details regarding annual bonus goals and award determination?	We have expanded our disclosure regarding annual bonus performance targets and award determination for 2015 performance in the section below titled "Our 2015 Annual Incentive Compensation Program."

Investor Outreach and Response

  •
  At our 2014 annual meeting of stockholders, 54.2% of stockholders supported our Named Executive Officers ("NEO") compensation program. This result, however, fell short of our expectations.

  •
  To better understand any potential concerns of stockholders, members of management met with many of our stockholders during 2015 and discussed the compensation paid to our executive officers, including our NEOs, and explained the rationale behind the Committee's approaches, which included:

Further, as a result of our discussions with investors, the Company has taken the following actions since August 2015:

  1.
  Appointed two new independent directors to the Board, each of whom was also appointed to the Compensation Committee;

  2.
  Appointed one of the new independent directors as Chairman of the Compensation Committee;

  3.
  Initiated a comprehensive strategic review of our executive compensation programs, policies and practices;

  4.
  Engaged an independent compensation consultant, Pay Governance LLC, to support the Compensation Committee's strategic review and provide executive officer compensation design recommendations;

  5.
  Revised our Insider Trading Policy to prohibit future speculative transactions, hedging transactions and, without prior Board approval, pledging or trading on margin of Company Stock; and

  6.
  Committed to expanding our executive compensation-related stockholder outreach efforts during 2016 as part of the strategic review.

We value the feedback provided by our stockholders and look forward to continuing this dialogue.

2015 Financial Highlights

Overall, 2015 was a turnaround year in terms of profitability despite some significant events and items negatively impacting our performance.

  •
  Our Project Management and Construction Claims segments had strong years with consulting fee revenue increasing 9.1% and 10.0%, respectively, and operating profit increasing 5.2% and 6.8%, respectively.

  •
  We initiated and completed a review of our global overhead cost structure; these efforts resulted in the elimination of annualized overhead costs of approximately $21 million.

  •
  2015 interest expense was lower by over $15.8 million compared to the prior year as a result of our successful 2014 equity raise and debt refinancing.

  •
  Despite these successes, we experienced significant expenses associated with bad debt expense related to certain accounts receivable primarily in the Middle East, severance costs associated with our cost optimization plan, legal and professional fees related to a stockholder proxy contest and legal fees and settlement costs in connection with an employment dispute with a former executive. As a result, we fell short of our internal operating profit and earnings per share ("EPS") goals.

2015 Performance-Based Bonuses (Cash)

2015 Annual Incentive Plan ("AIP") payouts for our CEO and COO were based on our performance against two weighted financial metrics: 60% based on EPS and 40% based on earnings before interest expense, income taxes, depreciation and amortization ("EBITDA"). If actual performance on either measure was below 50% of target, no bonus was paid.

The target bonus opportunity for the CEO and COO was set as a fixed dollar amount ($1,000,000 and $200,000 respectively).

The 2015 AIP threshold and target performance goals were set by the Board upon the Committee's recommendation that the Board-approved budget-based targets were appropriate.

During 2015, we achieved 56.7% of established EPS target performance and 85.1% of established EBITDA target performance. These levels of performance were above our required thresholds but below our targets and resulted in AIP payouts of $680,583 for our CEO and $136,117 for our COO. These bonus determinations are detailed in the section below titled "Our 2015 Annual Incentive Compensation Program."

Though below our expectations, the 2015 AIP payouts were more favorable compared to 2014 due principally to the stronger financial performance in 2015 and demonstrate our pay-for-performance philosophy.

AIP payouts for our other executive officers, including the other NEOs, are awarded by the Board upon the Committee's recommendation after considering the input of our CEO. In preparing recommended award levels, the CEO and Committee considered Company performance as well as individual performance against personal and operating/functional unit goals. AIP payouts for the other NEOs ranged from $50,000 to $140,000.

Our Chairman, Irvin Richter, did not receive any bonus payment in 2015.

2015 Long-Term Incentive Awards (Equity)

Long-term incentive compensation opportunities for our executive officers, including the NEOs, are entirely equity-based. In 2015, NEOs received an award of stock options that vests in equal installments over five years and expires in seven years. Stock options have been used to focus our executive officers on actions that will lead to growth in the Company share price and increased value for our stockholders.

In determining the value of each NEO's 2015 long-term grant the Committee considered the performance of each individual as well as the executive's roles and responsibilities, his or her impact on our results, and advancement potential. 2015 stock option awards for our NEOs were as follows:

  •
  CEO: $1,010,000
  •
  COO: $414,000
  •
  Other NEOs: ranged from $51,750 to $103,500

Our Chairman, Irvin Richter, did not receive any equity award in 2015.

2015 Compensation Governance Practices

We are committed to executive compensation practices that drive performance and that align the interests of our leadership team with the interests of our stockholders. We are considering the appropriateness of these and other policies and practices as part of our comprehensive executive compensation strategic review. Best practices that we have implemented with respect to the compensation of our NEOs include:

  1.
  A significant portion of our executives' target compensation is related to performance based upon and tied to pre-established performance goals and the performance of our share price;

  2.
  Total direct compensation for all of our NEOs is targeted at the market median, except for our Chief Executive Officer (see the section titled "Executive Officer Compensation — Employment Agreement with Our President and CEO");

  3.
  Engaged an independent compensation consultant;

  4.
  Maintain a clawback policy; and

  5.
  "Double-trigger" severance payments for executive officers requiring both a change of control and termination of employment.

Practices we avoid with respect to the compensation of our NEOs include:

  1.
  No tax gross ups for perquisites or change in control severance benefits provided to our executive officers;

  2.
  No speculative trading of Company stock;

  3.
  No hedging transactions;

  4.
  No repricing of stock options; and

  5.
  No unapproved pledging of Company stock.

Actions Related to 2016 Executive Compensation

In addition to the actions taken in 2015, the Committee has already implemented a number of changes for 2016 executive compensation based on the results of a preliminary market compensation review prepared by Pay Governance, LLC, the Company's performance in 2015 and stockholder and proxy voting advisor feedback. These changes are as follows:

  1.
  Revised our executive officer compensation philosophy to target aggregate total compensation of all executive officers at the 50th percentile of the market except for our Chief Executive Officer (see section titled "Executive Officer Compensation — Employment Agreement with Our President and CEO");

  2.
  Approved modest, average 3%, salary increases for all executive officers;

  3.
  Established a bonus program for our executive officers, including our NEOs that is tightly tied to achieving superior EPS performance during 2016 (details are provided in Part 3 of the Compensation Discussion and Analysis below).

    •
    2016 EPS goal has been set at a premium to our Board-approved budget;
    •
    No award for actual EPS less than 80% of target; and
    •
    A bonus up to 200% of target can be earned for performance up to 140% of the EPS goal.

  4.
  2016 equity awards for the CEO and COO are 100% in the form of premium priced stock options. Premium exercise prices were set by the Board at $4.00 and $5.00, representing 22.3% and 52.9% premiums over the closing price of our stock on the date of grant (details are provided in Part 3 of the Compensation Discussion and Analysis below);

  5.
  2016 equity awards for other executive officers are 50% in the form of "premium priced" stock options where the exercise price is set higher than the market price. Premium exercise prices were set by the Board at 20% over the closing price of our common stock on the date of grant;

  6.
  Adopted stock ownership guidelines which require directors and executive officers to maintain ownership of a certain amount of the Company common stock prior to being allowed to sell stock; and

  7.
  Lowered the per-director total compensation provided to our non-employee directors from approximately $180,000 per year to $120,000 per year as we added two new non-employee directors.

We expect to continue meeting with many of our stockholders regarding executive compensation throughout 2016 to gather feedback and discuss possible changes as we work through the strategic review of our compensation programs and prepare for our triennial "say-on-pay" stockholder vote in 2017.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses our executive compensation programs for 2015, the compensation decisions made under those programs and the factors that were considered by the Committee in making those decisions. It focuses on the compensation for each of our NEOs for 2015:

  •
  David L. Richter, President and Chief Executive Officer;

  •
  John Fanelli III, Senior Vice President and Chief Financial Officer;

  •
  Raouf S. Ghali, Chief Operating Officer;

  •
  Mohammed Al Rais, President (Middle East), Project Management Group; and

  •
  Frederic Z. Samelian, President, Construction Claims Group.

This Compensation Discussion and Analysis is divided into three parts:

    Part 1 discusses our 2015 performance, the Committee's actions in 2015, our compensation practices and the compensation decisions for our NEOs.

    Part 2 discusses our compensation framework in more detail, including how we apply our compensation philosophy and determine competitive positioning of our executive compensation and other policies.

    Part 3 discusses certain actions taken by the Committee in 2016 regarding compensation decisions for our NEOs.

Part 1 — 2015 Performance, Compensation Governance Practices and Decisions

2015 Performance Overview

Despite some challenges, 2015 was a turnaround year for the Company in terms of profitability. The accomplishments of our executive team, led by our CEO David Richter, include the following:

  •
  Consolidated consulting fee revenue increased by $53,834,000 or 9.3%;

  •
  Increased consulting fee revenue and operating profit of our Project Management segment by 9.1% and 5.2%, respectively;

  •
  Increased consulting fee revenue and operating profit of our Construction Claims segment by 10.0% and 6.8%, respectively;

  •
  Completed a review of our global overhead cost structure which eliminated annualized overhead costs of approximately $21,000,000; and

  •
  Decreased interest expense by $15,822,000 compared to the prior year as a result of our successful equity raise and debt refinancing in 2014.

2015 Compensation Governance Practices

We are committed to executive compensation practices that drive performance and that align the interests of our leadership team with the interests of our stockholders. We are considering the appropriateness of these and other policies and practices as part of our comprehensive executive compensation strategic review. Below is a summary of best practices that we have implemented and practices we avoid with respect to the compensation of our NEOs.

What We Do	What We Avoid

Pay for Performance — A significant portion of our CEO and COO target compensation is related to performance based upon and tied to pre-established performance goals and stock price aligned with our short- and long-term objectives.	No Gross Ups — We do not provide tax "gross-ups" for perquisites or change in control severance benefits provided to our executive officers.

Target Market Median — Our compensation philosophy targets total direct compensation of our NEOs that is competitive with the companies with which we compete for executive talent. Beginning in 2016, this target is the market median (i.e. the 50th percentile) for all NEOs except for our Chief Executive Officer (see the section titled "Executive Officer Compensation – "Employment Agreement with Our President and CEO").	No Speculative Trading — Board members and executive officers are prohibited from short-selling our stock and buying or selling puts and calls on our stock.

Independent Compensation Consultant — The Committee has engaged an independent outside compensation consultant. See "Actions Related to 2016 Executive Compensation."	No Hedging — Board members and officers are prohibited from engaging in hedging transactions that could eliminate or limit the risks and rewards of owning our stock.

Clawback — The Committee may cancel or recover any cash- or equity-based incentive compensation based on achievement of specified financial results that are the subject of a subsequent restatement. We will seek repayment of any amount determined to have been inappropriately received due to mathematical errors, fraud, misconduct or gross negligence.	No Repricing of Options — Our 2006 Employee Stock Option Plan does not allow for the repricing of stock options without stockholder approval, and we have never repriced any stock option grants.

Severance Payments Require Double-Trigger — The Company's recently adopted 2015 Senior Executive Retention Plan provides change in control severance benefits only upon a double-trigger (change in control and termination of employment).	No Unapproved Pledging of Hill Stock — The Company's recently revised insider trading policy prohibits pledging of Hill stock without review and prior approval by the Board.

2015 Executive Compensation Elements

The following chart summarizes the key features of each element of our executive compensation program: cash (salary and annual bonus); equity (long-term incentive); retirement (401(k) Plan); and other compensation (perquisites). Each type is discussed in detail in the remainder of this Compensation Discussion and Analysis and the accompanying tables.

Element	Type	Key Features

Cash	Salary

•

Fixed amount of compensation based on experience, contribution and responsibilities.

•

Salaries reviewed annually and adjusted based on market practice, individual responsibility, performance and contribution, length of service and other internal factors.

Annual Incentive Award

•

For the CEO and COO, payouts can vary from 50% to 100% of the targeted amount. Performance was assessed, 60% on EPS and 40% on EBITDA. No annual bonus is awarded if less than 50% of either the EPS target or EBITDA target is achieved.

Long-Term (Equity) Incentive Compensation	Stock Options	• Exercise price is at least equal to the closing price of our stock on the date of grant. • Awards vest over five years and expire seven years from the grant date.

Retirement	401(k) Plan

•

Qualified 401(k) plan offered to all U.S. employees that provides participants the opportunity to defer taxation on a portion of their income, up to code limits, and receive a 50% Company matching contribution up to 2% of the employee's salary.

Other	Perquisites

•

Perquisites are limited to benefits generally available to all employees of the Company, including the option to be paid in cash for vacation, sick days and/or personal days not taken. In addition, the CEO's employment agreement entitles him to receive two automobiles for his use.

Summary of Key 2015 Compensation Decisions

The following highlights the Committee's key compensation decisions for 2015, as reported in the section below titled "Executive Officer Compensation — Summary Compensation Table."

Chairman Compensation

In 2014, Irvin Richter received total compensation of $3,717,512 plus benefits.

During 2015, Irvin Richter received no compensation for serving on the Board of Directors. For services to the Company as an employee during 2015, Mr. Richter received the following compensation:

  •
  Salary of $1,400,000;
  •
  Other benefits (insurance, medical and disability and use of two vehicles);
  •
  No 2015 AIP award; and
  •
  No 2015 equity award.

Taking into account the above, Irvin Richter's total compensation decreased from 2014 to 2015 by $2,317,512, a decline of 62.3%.

CEO Compensation

On December 31, 2014, David Richter became our President and CEO. His employment agreement establishes his total direct compensation ("TDC") opportunity, consisting of base salary and annual and long-term incentive opportunities which must be at least at the 75th percentile of CEOs in our Selected Peer Group (as defined in Part 2 of the Compensation Discussion and Analysis below). In recognition of his promotion to President and CEO, for 2015 the Committee took the following actions on Mr. Richter's compensation:

  •
  Annual base salary was increased from $1,000,000 to $1,500,000;
  •
  Annual incentive target award opportunity was set at $1,000,000; and
  •
  Long-term (equity) incentive established as 500,000 stock options with a fair value at the grant date of $1,010,000.

Compensation of Other NEOs

The Committee approved salaries of all NEOs and set incentive-compensation targets for our COO Raouf S. Ghali taking into account the CEO's recommendations, relative duties and responsibilities, advancement potential and impact on our financial and strategic performance. In recognition of his promotion to COO in January 2015, Mr. Ghali received a 16% salary increase. The Committee approved salary increases ranging from 4% to 10% for all other NEOs.

Details of 2015 NEO compensation are provided in the table below.

Pay Mix

One of our compensation objectives is to emphasize the creation of long-term stockholder value. To support this goal, a portion of each NEO's pay is awarded under our long-term incentive plan in the form of stock options. Nearly 29% of Mr. Richter's targeted TDC and approximately 12% of the targeted TDC for the COO is based upon long-term value creation as measured by growth in our share price.

President and CEO 2015 Total Direct Compensation	COO 2015 Total Direct Compensation

2015 NEO Base Salaries, Annual Incentive Target and Long-Term Incentive Expected Value

Name	Base Salary (1)	Annual Incentive Award Target	Annual Incentive Award Target as % of Salary (2)	Long-Term Incentive Expected Value (3)	Total Achievable Direct Compensation (4)

David L. Richter	$1,500,000	$1,000,000	66.7%	$1,010,000	$3,510,000
John Fanelli III	450,000	n/a	n/a	103,500	553,500
Raouf S. Ghali (5)	1,100,000	200,000	18.2%	414,000	1,714,000
Mohammed Al Rais	720,000	n/a	n/a	103,000	823,500
Frederic Z. Samelian	750,000	n/a	n/a	51,750	801,750

(1)
All base salaries effective as of January 1, 2015.
(2)
The Committee recommended and the Board established targets for 2015 performance for Mr. Richter and Mr. Ghali only.
(3)
The expected value of the stock options was based on a pricing model using the grant date closing price of $3.72 per share on January 2, 2015 for Mr. Richter and $4.03 per share on January 27, 2015 for Mr. Ghali. For the assumptions made in determining grant date fair values, refer to Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K which was filed with the SEC on March 29, 2016.
(4)
Total achievable direct compensation consists of base salary, annual incentive bonus target and long-term equity award expected value. The Committee recommended and the Board granted bonuses in its discretion to the NEOs other than Mr. Richter and Mr. Ghali of $50,000, $140,000 and $50,000 which were awarded on April 2, 2016 to Mr. Fanelli, Mr. Al Rais and Mr. Samelian, respectively.
(5)
The Committee recommended and the Board established Mr. Ghali's annual bonus target on January 27, 2015, when he was promoted to COO.

Our 2015 Annual Incentive Compensation Program

Plan Criteria and Rationale

The 2015 annual incentive opportunities for our CEO and COO are based on our financial performance as measured by EPS and EBITDA.

In 2015, as in past years, the Committee evaluated the continued use of the AIP financial measures using the following principles:

  •
  Metrics that support achievement of an annual Board-approved budget;
  •
  Metrics that support profitable growth while preserving cash for longer-term investment;
  •
  Metrics that are clearly understood and can be affected by the performance of our executives and employees; and
  •
  Metrics that are consistent with market practice and commonly used by analysts in assessing our performance.

Following this review, the Committee concluded that the continued use of the AIP financial measures support the foregoing principles for the following reasons:

  •
  EPS is a comprehensive measure of income and provides an emphasis on profitable growth while focusing managers on expense control.
  •
  EBITDA provides a focus on our core operating results by removing the impact of our capital structure (interest expense from outstanding debt), asset base (depreciation and amortization) and tax consequences, as well as specified non-core operating items, specified non-operating items, specified non-cash items and specified extraordinary items.

Target Setting

The 2015 target annual incentive awards for our CEO and COO were set as a fixed dollar amount ($1,000,000 and $200,000, respectively). Target awards are reviewed annually to ensure alignment with our compensation philosophy.

Variances from these target payout values are based upon Company performance against the pre-established EPS and EBITDA goals. The performance/payout relationship around targeted performance levels was set at the beginning of the performance year and reflected our expectation for the year that management should strive to achieve our plan and be held accountable with lower than target payouts if performance fell below plan. Our 2015 plan used the following performance and payout relationship:

	Performance (% of Target)	Payout (% of Target)

Below Threshold	<50%	0%
Threshold	50%	50%
Target	100%	100%
Maximum	100%	100%

Financial Results for AIP Purposes

The Committee set the AIP EPS and EBITDA targets based on its evaluation of the budget-based amounts and its assessment that the targets contained a sufficient degree of "stretch." These targets, actual 2015 performance on each metric, the resulting Bonus Payout Factor and 2015 AIP bonus payouts for the CEO and COO are shown in the tables below.

2015 AIP Performance Metrics, Weight and Achievement

		Financial Objectives

Metric	Metric Weight	Threshold	Target	Maximum	Actual 2015 Results	% of Target Performance
EPS (1)	60%	$0.1190	$0.2381	$0.2381	$0.1351	56.7252%
EBITDA (2)	40%	$24,125,000	$48,250,000	$48,250,000	$41,041,000	85.0580%
Bonus Payout Factor (3)						68.0583%

(1)
EPS for annual incentive purposes is based on diluted earnings per common share.
(2)
EBITDA for annual incentive purposes is based on net earnings before interest, taxes, depreciation and amortization. There were no specified non-core operating, non-operating, non-cash or extraordinary items considered by the Committee in determining EBITDA.
(3)
Reflects metric weights applied to percentage of target for each metric.

 2015 AIP Threshold, Target, Maximum and Actual Payouts and Achievement

Name	2015 Target Award ($)	2015 Threshold Award (50% of Target Award) ($)	2015 Maximum Award (100% of Target Award) ($)	Bonus Payout Factor	2015 AIP Award ($)

David L. Richter	1,000,000	500,000	1,000,000	68.0583%	680,583
Raouf S. Ghali	200,000	100,000	200,000	68.0583%	136,117

For the 2015 AIP bonus awarded to the NEOs other than the CEO and COO, the Committee considered the recommendations of the CEO for each such individual which were based on the Company's performance, respective experience, contribution and responsibilities of each individual.

Name	2015 AIP Award

John Fanelli III	$50,000
Mohammed Al Rais	$140,000
Frederic Z. Samelian	$50,000

Our Long-Term Equity Incentive Program

Plan Criteria and Rationale

Long-term incentive compensation for all our executive officers, including our NEOs, is entirely equity-based. Historically, we have delivered this compensation opportunity through the use of stock options.

Stock option awards are used to complement the AIP financial metric focus by aligning the team around actions that will promote the long-term growth of our share price. Our options also have a, five-year vesting schedule in order to promote retention of our leaders.

In this way, the combination of our AIP and options balance the focus of our team in a coordinated way around short-term financial and longer-term share price performance, both of which are directly linked to value creation for stockholders.

Equity Award Grant Practices

Historically, equity awards are made to the CEO and COO once per year and to other NEOs every other year. The awards are historically made at the annual grant meeting in January. The Committee's equity-based awards policy contains rules on determining the grant date of equity awards and the exercise price of any stock options, which must be at least equal to the fair market value of our stock on the grant date.

After benchmarking with our Selected Peer Group, the Committee did not make significant changes to the size of the awards for 2015 other than for Mr. Ghali in recognition of his promotion to COO in January 2015.

2015 Long-Term Equity Awards

In 2015, long-term equity plan participants, including our NEOs, received a grant of stock options.

The value of each NEO award was determined by the Committee after considering company performance, individual impact on our financial results, market norms and relative duties, responsibilities and advancement potential. The value of the grants made in January 2015 are shown in the following table.

2015 Long-Term Equity Award Value

Name	Number of Shares Underlying Stock Options	Aggregate Grant Date Fair Value of Stock Options (1) ($)	Percentage of TDC (2)

David L. Richter	500,000	1,010,000	28.8%
John Fanelli III	50,000	103,500	17.1%
Raouf S. Ghali	200,000	414,000	24.2%
Mohammed Al Rais	50,000	103,500	10.7%
Frederic Z. Samelian	25,000	51,750	6.17%

(1)
The expected fair value of the stock options was based on the closing price of the Company's common stock of $3.72 per share on January 2, 2015 for Mr. Richter and $4.03 per share on January 27, 2015 for the other NEOs. For the assumptions made in determining grant date fair values, refer to Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 29, 2016.
(2)
TDC consists of base salary and annual and long-term incentive opportunities.
Part 2 — Compensation Framework

Compensation Philosophy and Objectives

Our compensation philosophy is to provide competitive executive officer pay opportunities tied to our short-term and long-term success. This overriding pay-for-performance approach enables us to attract, motivate and retain the type of executive leadership that will help us achieve our strategic objectives and realize increased stockholder value. To reach these goals, we have adopted the following program objectives:

  •
  Link management compensation with the interests of stockholders.

  •
  Support achievement of operating performance, strategic objectives and share price growth through variable compensation programs.

  •
  Be fair and market-competitive to assure access to needed talent and encourage retention.

  •
  Provide compensation opportunities that are consistent with each executive's responsibilities, experience and performance.

  •
  Design compensation incentive programs that promote a sensible risk/reward balance, and that do not encourage unnecessary or unreasonable risk-taking.

  •
  Use perquisites sparingly.

Applying our Compensation Philosophy

We apply our compensation philosophy and objectives as follows:

Compensation Component	Objectives

Base Salary	Fair and competitive compensation to attract, retain and reward executive officers by providing a fixed level of cash compensation tied to experience, skills and capability relative to the market.

Annual Incentive (Non-Equity) Award	Cash bonus aligns executives with annual goals and objectives.

Creates direct link to annual financial and operational performance.

Provides the opportunity for NEOs to receive market-competitive total cash compensation when commensurate with performance.

Long-Term Incentive Award	Aligns executive officers' interests with those of stockholders by linking compensation with corporate performance that will lead to increased share price for our stockholders.

Retains and provides incentives to executive officers through multi-year stock option vesting.

Promotes a sensible balance of risk and reward, without encouraging unnecessary or unreasonable risk-taking.

Provides the opportunity for NEOs to receive market-competitive TDC when commensurate with performance

Change in Control Severance Plan	Minimizes distractions and personal financial uncertainty created by a pending or threatened change in control by providing compensation and benefit arrangements for NEOs upon termination due to a change in control.

401 (k) Plan	Attracts and retains U.S. executives by providing a level of retirement investment in a tax-efficient manner.

Employee Stock Purchase Plan	Attracts, retains and aligns executives with stockholders by providing an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the Company.

Competitive Positioning

In support of our compensation philosophy, we target the compensation values consistent with the markets with which we compete for executive talent, capital and business; for the CEO, this market is defined as our Selected Peer Group.

The Selected Peer Group is composed of companies with size, industry, operational and client characteristics that are similar to Hill.

Generally, we use data drawn from this group as a reference which the Committee reviews competitive pay practices, design approaches and for pay-for-performance comparisons.

Where compensation data and practices are not available from companies within the Selected Peer Group, the Committee may, from time to time, also reference broader survey sources which include other companies of comparable size, scope and complexity, with which we compete for talent. This approach provides the Committee with decision-quality data and context. The Committee annually evaluates and, if appropriate, updates the composition of the Selected Peer Group. In 2015, the Committee evaluated a few potential additions, but no changes were made to the Selected Peer Group. The 2015 Selected Peer Group consisted of the following companies:

2015 Selected Peer Group

CRA International, Inc.    Exponent, Inc.    Huron Consulting Group, Inc.     Navigant Consulting, Inc.

Setting Compensation Targets and Performance Goals

The Committee annually reviews the total compensation opportunity of each executive officer — i.e., cash compensation (salary and target annual incentive opportunity) and long-term equity compensation (target long-term equity value).

The Committee, with periodic input from an independent consultant, then sets the executive's compensation target for the current year. Salary adjustments, if any, typically become effective as of January 1 of each year or upon a promotion. The compensation proposal for the CEO and COO is reviewed with and ratified by the independent directors of the Board in executive session.

In making its decisions, the Committee uses several resources and tools, including competitive market information and peer group compensation trends, broader survey sources and the larger executive compensation environment.

For 2015, the Committee set target performance levels for the financial objectives used in the AIP and concluded that there was an appropriate correlation between payout and performance levels (at target, threshold and maximum) in light of the business environment, risks associated with achieving our five-year strategic plan and other factors.

Evaluating Performance

For the CEO and COO, performance determination under the AIP was 100% based on financial metrics. For other NEOs, the Committee uses its judgment in making decisions about individual compensation elements and total compensation, with a focus on individual, business/unit and overall company performance. The Committee also considers competitive market norms in making final compensation decisions.

Post-Employment Compensation Arrangements

Termination Payments

In the event of a change in control, we provide certain senior executive officers with benefits upon termination in various circumstances under our 2015 Senior Executive Retention Plan (the "Retention Plan"). The Retention Plan provides change in control severance benefits only upon a double-trigger (change in control and termination of employment). Generally, these benefits provide for one year of salary and benefits continuation. For 2015, each of our NEOs, except our CEO, was eligible to receive benefits under the Retention Plan.

Under his employment agreement, Mr. Richter is eligible to receive certain benefits if (i) his employment is terminated by the Company without cause, (ii) he terminates his employment for good reason or (iii) he terminates his employment within two years of a change in control of the Company. Generally, these benefits provide for three years of salary and benefits continuation.

We detail the compensation estimated to be paid to our NEOs under various termination circumstances in the section below titled "Executive Officer Compensation — Potential Payments Upon Termination or Change in Control."

Other Compensation Policies

Personal Benefits

We provide our NEOs with other benefits that we believe are reasonable and competitive so that we may attract and retain talented senior executives. In total, they represent a small percentage of each NEO's overall compensation and generally are identical to the benefits provided to all other Hill employees.

Policy on Hedging and Pledging

Our insider trading policy contains restrictions on certain transactions in Company stock by executive officers and directors. All trades by executive officers and directors must be pre-cleared. The executive officers and directors are prohibited from any trading in puts or calls, from engaging in short sales of Company stock or from hedging Company stock. Making pledges of Company stock or using it as loan collateral or as part of a margin account in the future is prohibited unless expressly approved by the Board.

Risk Considerations in Our Compensation Programs

The Committee has reviewed our compensation policies and practices for the Company's executive officers and concluded that any risks arising from these policies and programs are not reasonably likely to have a material adverse effect. The Committee believes that the mix and design of the elements of our compensation program are appropriate and encourage executive officers and key employees to strive to achieve goals that benefit the Company and our stockholders over the long term. Our compensation policies and procedures are applied uniformly to all eligible participants and when viewed in aggregate, our programs provide sufficient safeguards, balance and governance that does not encourage excessive risk-taking by our employees.

Part 3 — 2016 Compensation Committee Actions

2016 Committee Actions

The Committee is in the process of reviewing the Company's compensation philosophy and is evaluating the design and performance of our executive compensation programs to ensure we have a program that aligns with governance and market best practices to the fullest extent possible while ensuring it is structured to best support achievement of our business strategy and human capital needs. As a result of this ongoing review and evaluation, the Committee has already taken the following actions at this point in 2016:

Compensation Philosophy for Executive Officers — Revised the compensation philosophy to target total compensation of executive officers at the 50th percentile of the market except our Chief Executive Officer (see section titled "Executive Compensation — Employment Agreement with Our President and CEO").

Modest Salary Increases — Approved modest salary increases for executive officers with an average 3% increase year-over-year for 2016; determined that there will be generally no or limited salary adjustments in the near future.

2016 AIP Bonus Plan for CEO and COO — Adopted 2016 Annual Incentive Award for CEO and COO entirely based on achieving superior EPS results for the year with annual targets of $1,050,000 and $300,000, respectively. Target EPS performance has been set at a premium over the 2016 operating budget and in excess of last year's actual EPS results. The overall performance/payout range for 2016 has been set as follows:

Level	EPS Performance (% of "Target Performance")	Payout (% of Target Pay Opportunity)

Below Threshold	<80%	0%
Threshold	80%	50%
Target	100%	100%
Superior	120%	150%
Maximum	140%	200%

2016 Bonus Plan for other executive officers, including the other NEOs — Set target bonuses equal to 20% to 25% of total salary for each executive officer. The overall performance/payout range for other executive officers is the same as for the CEO and COO.

"Premium Priced" Stock Option Grants — The 2016 Long-Term Incentive Awards to the CEO and COO were in the form of "Premium Priced" stock options.

  •
  CEO: granted 250,000 stock options with a premium exercise price of $4.00 and 250,000 options with a premium exercise price of $5.00, representing 22.3% and 52.9% premiums, respectively, over the $3.27 closing price of our common stock on the date of grant.

  •
  COO: granted 250,000 stock options with a premium exercise price of $4.00, representing a 22.3% premium over the $3.27 closing price of our common stock on the date of grant.

  •
  Other executive officers, including the other NEOs: granted stock options for between 25,000 to 75,000 shares with half of the options having an exercise price of $4.31, representing the closing price of our common stock on the date of grant, and half of the options having a premium exercise price of $5.17, representing a 20% premium over the closing price of our common stock on the date of grant.

Insider Trading Policy — Revised the Company Insider Trading Policy to generally prohibit speculative transactions, hedging transactions and pledging or trading on margin of the Company's common stock.

Stock Ownership Guidelines — Requires directors and executive officers, including the NEOs, to own certain amounts of the Company's common stock before they are permitted to sell as set forth below:

Title	Multiplier of Current Base Salary or Annual Cash Retainer (as applicable)

Directors	3x
CEO	6x
COO & CFO	2x
Other executive officers	1x

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on our review and discussions with management, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of the Compensation Discussion and Analysis in this Annual Report on Form 10-K/A for the fiscal year ended December 31, 2015.

Compensation Committee

Steven R. Curts (Chairman)
Camille S. Andrews
Alan S. Fellheimer
Steven M. Kramer
Craig L. Martin

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table contains information concerning the annual compensation for our NEOs during 2015, 2014 and 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary $	Bonus $	Option Awards $ (1) (2)	Non-Equity Incentive Plan Compensation $	All Other Compensation $	Total $

David L. Richter	2015	1,500,000	—	1,010,000	680,583	119,505	3,629,505
President and Chief	2014	1,000,000	—	1,100,000	272,000	103,050	2,475,050
Executive Officer	2013	900,000	—	895,000	233,700	84,686	2,113,386

John Fanelli III	2015	450,000	50,000	103,500	—	15,487	618,987
Senior Vice President and	2014	410,000	50,000	65,750	—	11,989	537,739
Chief Financial Officer	2013	375,000	40,000	54,750	—	11,472	481,222

Raouf S. Ghali	2015	1,100,000	—	414,000	136,117	45,935	1,759,935
Chief Operating	2014	950,000	150,000	263,000	—	58,285	1,421,285
Officer	2013	850,000	150,000	219,000	—	80,114	1,299,114

Frederic Z. Samelian	2015	750,000	50,000	51,750	—	19,123	870,873
President, Construction	2014	720,000	50,000	105,200	—	18,488	893,688
Claims Group	2013	660,000	50,000	109,500	—	30,025	849,525

Mohammed Al Rais	2015	684,294	140,028	103,500	—	45,919	973,741
Regional President (Middle East),	2014	622,086	125,020	131,500	—	32,741	911,347
Projects Management Group	2013	518,946	75,010	87,600	—	26,743	708,299

(1)
The amounts reported in this column reflect the aggregate grant date fair value of grants of stock options calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"). The calculation of these amounts disregards the estimate of forfeitures related to time-based vesting conditions. The amounts in this column do not reflect compensation actually received by the named executive officer. The actual value, if any, that an executive may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award, and upon the excess of the stock priced over the exercise price, if any, on the date the award is exercised. Thus, there is no assurance that the value, if any, eventually realized by the named executive officer will correspond to the amount shown.
(2)
The Black-Scholes option valuation model is used to estimate the fair value of the options in accordance with ASC 718. For a discussion of the assumptions used, see Note 11 to the Company's 2015 consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 29, 2016.
(3)
Hill provides its NEOs with additional benefits, reflected in the table below for 2015, that Hill believes are reasonable, competitive and consistent with the Company's overall executive compensation program.

Name	Life Insurance $	Vehicle(s) $	Private Club $	Unused Vacation $	Medical and Disability $	401 (k) Match $	Total Other Compensation $

David L. Richter	1,632	59,879	5,640	28,835	20,869	2,650	119,505
John Fanelli III	1,469	3,000	—	3,460	4,908	2,650	15,487
Raouf S. Ghali	1,632	—	—	21,145	20,508	2,650	45,935
Frederic Z. Samelian	1,632	—	—	—	14,841	2,650	19,123
Mohammed Al Rais	2,360	36,015	—	—	7,544	—	45,919

Grants of Plan-Based Awards

The following table presents information about plan-based awards made to our named executive officers in 2015:

Name		Estimated Future Payments Under Non-Equity Incentive Plan Awards (1)			All other option awards: number of securities underlying options	Exercise of base price of option awards	Grant date fair value of stock and option awards

	Grant Date	Threshold ($)	Target ($)	Maximum ($)	(#) (2)	($/Sh)	($) (3)
David L. Richter	1/2/2015	500,000	1,000,000	1,000,000	500,000	3.91	1,010,000
John Fanelli III	1/27/2015				50,000	4.03	103,500
Raouf S. Ghali	1/27/2015	100,000	200,000	200,000	200,000	4.03	414,000
Frederic Z. Samelian	1/27/2015				25,000	4.03	51,750
Mohammed Al Rais	1/27/2015				50,000	4.03	103,500

(1)
The amounts listed represent potential threshold, target and maximum bonuses available to the CEO and the COO under the AIP for 2015. The actual payments are reported above in the Summary Compensation Table in the column entitled "Non-Equity Incentive Plan Compensation."
(2)
Represents options issued under the 2006 Employee Stock Option Plan. Information regarding the vesting schedules and expiration of these options is included in the "Outstanding Equity Awards at Fiscal Year-End" table and the footnotes thereto. Options will vest on an accelerated basis upon the executive's termination of employment under certain circumstances. Additional information regarding the vesting acceleration provisions applicable to equity awards is included under the heading "Potential Payments upon Termination or Change in Control."
(3)
See footnotes 1 and 2 to the Summary Compensation Table regarding calculation of these amounts.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents information with respect to outstanding equity awards held by our named executive officers as of December 31, 2015.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)		Option expiration date

David L. Richter	150,000	—	(1)	2.45		3/9/2016
	265,000	—	(2)	5.83		3/31/2017
	453,668	—	(3)	7.32	(4)	1/26/2016
	330,075	110,025	(5)	5.47	(4)	3/6/2017
	250,000	250,000	(6)	4.04	(4)	1/21/2018
	100,000	400,000	(7)	3.95		1/2/2021
	—	500,000	(8)	3.91		1/2/2022

John Fanelli III	20,000	—	(1)	2.45		3/9/2016
	8,000	2,000	(9)	6.31		6/3/2018
	10,000	15,000	(10)	3.67		1/21/2020
	5,000	20,000	(11)	4.95		3/10/2021
	—	50,000	(12)	4.03		1/27/2022

Raouf S. Ghali	55,489	—	(1)	2.45		3/9/2016
	40,000	10,000	(9)	6.31		6/3/2018
	40,000	60,000	(10)	3.67		1/21/2020
	20,000	80,000	(11)	4.95		3/10/2021
	—	200,000	(12)	4.03		1/27/2022

Frederic Z. Samelian	20,000	—	(1)	2.45		3/9/2016
	20,000	5,000	(9)	6.31		6/3/2018
	20,000	30,000	(10)	3.67		1/21/2020
	8,000	32,000	(11)	4.95		3/10/2021
	—	25,000	(12)	4.03		1/27/2022

Mohammed Al Rais	25,000	—	(1)	2.45		3/9/2016
	16,000	24,000	(10)	3.67		1/21/2020
	10,000	40,000	(11)	4.95		3/10/2021
	—	50,000	(12)	4.03		1/27/2022

(1)
These options were granted on March 9, 2009 and vest at the rate of 20% per year with vesting dates of March 9, 2010, 2011, 2012, 2013 and 2014.
(2)
These options were granted on March 31, 2010 and vest at the rate of 20% per year with vesting dates of March 31, 2011, 2012, 2013, 2014 and 2015.
(3)
These options were granted on January 26, 2011 and vest at the rate of 25% per year with vesting dates of January 26, 2012, 2013, 2014 and 2015.
(4)
The named executive officer's beneficial ownership of the Company's common stock exceeded 10% on the grant date. The 2006 Employee Stock Option Plan requires that the grant of incentive stock options to a stockholder whose ownership of the Company exceeds 10% at the time of grant be made at an exercise price equal to 110% of the fair market value of the Company's common stock at the date of grant.
(5)
These options were granted on March 6, 2012 and vest at the rate of 25% per year with vesting dates of March 6, 2013, 2014, 2015 and 2016.
(6)
These options were granted on January 21, 2013 and vest at the rate of 25% per year with vesting dates of January 21, 2014, 2015, 2016 and 2017.
(7)
These options were granted on January 2, 2014 and vest at the rate of 20% per year with vesting dates of January 2, 2015, 2016, 2017, 2018 and 2019.
(8)
These options were granted on January 2, 2015 and vest at the rate of 20% per year with vesting dates of January 2, 2016, 2017, 2018, 2019 and 2020.
(9)
These options were granted on June 3, 2011 and vest at the rate of 20% per year with vesting dates of June 3, 2012, 2013, 2014, 2015 and 2016.
(10)
These options were granted on January 21, 2013 and vest at the rate of 20% per year with vesting dates of January 21, 2014, 2015, 2016, 2017 and 2018.
(11)
These options were granted on March 10, 2014 and vest at the rate of 20% per year with vesting dates of March 10, 2015, 2016, 2017, 2018 and 2019.
(12)
These options were granted on January 27, 2015 and vest at the rate of 20% per year with vesting dates of January 27, 2016, 2017, 2018, 2019 and 2020.

Option Exercises

The following table provides information on the exercise of stock options by our named executive officers during 2015.

Option Awards

Name	Number of Shares acquired on exercise (#)	Value realized on exercise ($)
David L. Richter	—	—
John Fanelli III	—	—
Raouf S. Ghali	—	—
Frederic Z. Samelian	20,000	27,180
Mohammed Al Rais	—	—

Employment Agreement with Our President and CEO

Under an agreement effective December 31, 2014 with a five-year term, our President and CEO, David L. Richter, receives a base salary of no less than $1,000,000, to be adjusted annually, and is eligible to receive an annual bonus based upon the achievement of performance criteria to be established by the Board or its Compensation Committee for the applicable year. He also is eligible to receive an annual long-term incentive award, which may consist of stock options issued by the Company, shares of restricted stock of the Company, and other forms of equity-based, equity-linked or other long-term incentive compensation. The amount and other terms of long-term incentive awards made to him, if any, are determined by the Board or its Compensation Committee. The agreement establishes his total direct compensation opportunity, consisting of base salary and annual and long-term incentive opportunities at least at the 75th percentile of CEOs in our Selected Peer Group. The agreement further provides that he is entitled to all benefits of employment provided to other employees of the Company and provides Mr. Richter with two vehicles for his use during the employment term.

Potential Payments Upon Termination or Change in Control

The Company has entered into agreements and maintains plans that will require the Company to provide compensation to certain individuals in the event of a termination of employment and/or a change in control of the Company. The potential amount of compensation payable to each individual in each situation is set forth in the tables below. The amounts shown in the tables assume that termination of the individual and/or a change in control occurred on December 31, 2015 and are based on the closing price per share of Hill common stock on that date of $3.88. The actual amounts to be paid will depend on the circumstances and time of the termination or change in control. Please see "Employment Agreement with Our President and CEO" for a description of the material terms of the employment agreement we have entered into with our President and Chief Executive Officer. In addition, the Company has change in control arrangements with our other NEOs.

David L. Richter

Payments and Benefits	Death		By Company Without Cause		By Executive for Good Reason		By Executive Within Two Years Following a Change in Control

Cash payment	$375,000	(1)	$4,500,000	(2)	$4,500,000	(2)	$4,500,000	(2)
Cost of continued benefits of employment accorded to Company employees	—		62,606	(3)	62,606	(3)	62,606	(3)
Automobile expenses	—		179,637	(4)	179,637	(4)	179,637	(4)
Vesting of stock options	—		—	(5)	—		—

(1)
Upon David L. Richter's death, the Company shall continue to pay to his surviving spouse his then base salary, for a period of 90 days. On December 31, 2015, Mr. Richter's base salary was $1,500,000.
(2)
The Company is required to make this cash payment to Mr. Richter within thirty days after the effective date of such termination in an amount equal to three years of his then base salary if (i) his employment is terminated by the Company without cause, (ii) he terminates his employment for good reason or (iii) he terminates his employment within two years of a change in control of the Company.
(3)
Mr. Richter is entitled to all benefits of employment provided to other employees of the Company in comparable positions for a period of three years.
(4)
The Company is required to continue to provide Mr. Richter with two Company vehicles appropriate to his position and pay all insurance, fuel, maintenance and operating expenses of such vehicles for a period of three years if (i) his employment is terminated by the Company without cause, (ii) he terminates his employment for good reason or (iii) he terminates his employment within two years of a change in control in the Company.
(5)
Mr. Richter's stock options immediately vest if the Company terminates him without cause. As of December 31, 2015, Mr. Richter had unvested stock options to purchase 110,025 shares at $5.47 per share, 250,000 shares at $4.04 per share, 400,000 shares at $3.95 per share and 500,000 shares at $3.91 per share. This amount represents the intrinsic value of the award based on the difference between the exercise price and $3.88, the closing price of the Company's common stock on December 31, 2015. The amount reported does not include the value of accelerated options where the exercise price of such options exceeded the closing price of the Company's common stock on December 31, 2015.

John Fanelli III

Payments and Benefits	For Involuntary Termination Within Two Years Following a Change in Control

Cash payment	$450,000	(1)
Vesting of stock options	3,150	(2)

(1)
The Company is required to make this cash payment to Mr. Fanelli at the effective date of such termination in an amount equal to his then base salary.
(2)
Mr. Fanelli's stock options immediately vest if he is involuntarily terminated within two years following a change in control. As of December 31, 2015, Mr. Fanelli had unvested stock options to purchase 2,000 shares at an exercise price of $6.31 per share, 15,000 shares at $3.67 per share, 20,000 shares at $4.95 per share and 50,000 shares at $4.03 per share. This amount represents the intrinsic value of the award base on the difference between the exercise price and $3.88, the closing price of the Company's common stock on December 31, 2015. The amount does not include the value of accelerated options where the exercise price of such options exceeded the closing price of the Company's stock on December 31, 2015.

Raouf S. Ghali

Payments and Benefits	For Involuntary Termination Within Two Years Following a Change in Control

Cash payment	$1,100,000	(1)
Vesting of stock options	12,600	(2)

(1)
The Company is required to make this cash payment to Mr. Ghali at the effective date of such termination in an amount equal to his then base salary.
(2)
Mr. Ghali's stock options immediately vest if he is involuntarily terminated within two years following a change in control. As of December 31, 2015, Mr. Ghali had unvested stock options to purchase 10,000 shares at an exercise price of $6.31 per share, 60,000 shares at $3.67 per share, 80,000 shares at $4.95 per share and 200,000 shares at $4.03 per share. This amount represents the intrinsic value of the award base on the difference between the exercise price and $3.88, the closing price of the Company's common stock on December 31, 2015. The amount reported does not include the value of accelerated options where the exercise price of such options exceeded the closing price of the Company's stock on December 31, 2015.

Frederic Z. Samelian

Payments and Benefits	For Involuntary Termination Within Two Years Following a Change of Control

Cash payment	$750,000	(1)
Vesting of stock options	6,300	(2)

(1)
The Company is required to make this cash payment to Mr. Samelian at the effective date of such termination in an amount equal to his then base salary.
(2)
Mr. Samelian's stock options immediately vest if he is involuntarily terminated within two years following a change in control. As of December 31, 2015, Mr. Samelian had unvested stock options to purchase 5,000 shares at an exercise price of $6.31 per share, 30,000 shares at an exercise price of $3.67 per share, 32,000 shares at an exercise price of $4.95 per share and 25,000 shares at an exercise price of $4.03 per share. This amount represents the intrinsic value of the award based on the difference between the exercise price and $3.88 per share, the closing price of the Company's common stock on December 31, 2015. The amount reported does not include the value of accelerated options where the exercise price of such options exceeded the closing price of the Company's common stock on December 31, 2015.

Mohammed Al Rais

Payments and benefits	For Involuntary Termination Within Two Years Following a Change In Control

Cash payment	$684,294	(1)
Vesting of stock options	5,040	(2)

(1)
The Company is required to make this cash payment to Mr. Al Rais at the effective date of such termination in an amount equal to his then base salary.
(2)
Mr. Al Rais' stock options immediately vest if he is involuntarily terminated within one year following a change in control. As of December 31, 2015, Mr. Al Rais had unvested stock options to purchase 24,000 shares at $3.67 per share, 40,000 shares at $4.95 per share and 50,000 shares at $4.03 per share. This amount represents the intrinsic value of the award base on the difference between the exercise price and $3.88, the closing price of the Company's common stock on December 31, 2015. The amount does not include the value of accelerated options where the exercise price of such options exceeded the closing price of the Company's stock on December 31, 2015.

DIRECTOR COMPENSATION

Other than our President and CEO whose compensation is reflected on the Summary Compensation Table above, the table below details the compensation paid to our directors for their service as a director in 2015. The Chairman of the Compensation Committee and the Chairman of the Governance and Nominating Committee each receive an annual committee chairman's fee of $5,000 payable in cash, and the Chairman of the Audit Committee receives an annual committee chairman's fee of $10,000 payable in cash. In August 2015, the Compensation Committee lowered the per-director compensation provided to our non-employee directors to approximately $120,000 per year as we intended to add two new independent directors.

	Fees Earned or paid in Cash $	Stock Awards $ $(1)		Option Awards $(1)		Total $

Irvin E. Richter	(2)	—		—		(2)
Camille S. Andrews	100,000	20,000	(3)	20,000	(5)	140,000
Brian W. Clymer	105,000	20,000	(3)	20,000	(5)	145,000
Steven R. Curts	21,250	15,000	(4)	15,000	(6)	51,250
Alan S. Fellheimer	100,000	20,000	(3)	20,000	(5)	140,000
Steven M. Kramer	95,000	20,000	(3)	20,000	(5)	135,000
Craig L. Martin (7)	—	—		—		—
Gary F. Mazzucco	95,000	20,000	(3)	20,000	(5)	135,000

(1)
The amounts reported in these columns reflect the aggregate grant date fair value of stock awards and grants of stock options calculated in accordance with ASC 718. The amounts for options do not reflect compensation actually received by the director. The actual value, if any, that a director may realize from an option award is contingent upon the excess of the stock price over the exercise price, if any, on the date the option is exercised. Thus, there is no assurance that the value, if any, eventually realized by the director will correspond to the amount shown.
(2)
The Company has an employment agreement with Mr. Richter under which the Company is required to pay Mr. Richter a salary of $1,400,000 annually plus certain perquisites. Mr. Richter is an employee of the Company but not an executive officer. Please see the section below titled "Employment Agreement with Irvin E. Richter" for a description of the material terms of Mr. Richter's agreement.
(3)
On August 7, 2015, these non-employee directors were granted 4,132 shares of the Company's common stock under the 2009 Non-Employee Director Stock Grant Plan. The amount of the 2015 award is based on the closing price ($4.84) of the Company's common stock on August 7, 2015.
(4)
On November 10, 2015, this non-employee director was granted 4,335 shares of the Company's common stock under the 2009 Non-Employee Director Stock Grant Plan. The amount of the 2015 award is based on the closing price ($3.46) of the Company's common stock on August 7, 2015.
(5)
On August 7, 2015, these non-employee directors were granted an option to purchase 12,658 shares of the Company's common stock at an exercise price of $4.84 per share, the closing price of the Company's common stock on the date of grant. The fair value of the options was $1.58 per share, determined using the Black-Scholes option valuation model. For a description of the assumptions used, see Note 11 to the Company's 2015 consolidated financial statements included in our Annual Report on Form 10-K which was filed with the SEC on March 29, 2016.
(6)
On November 10, 2015, this non-employee director was granted an option to purchase 13,274 shares of the Company's common stock at an exercise price of $3.46 per share, the closing price of the Company's common stock on the date of grant. The fair value of the options was $1.13 per share, determined using the Black-Scholes option valuation model. For a description of the assumptions used, see Note 11 to the Company's 2015 consolidated financial statements included in our Annual Report on Form 10-K which was filed with the SEC on March 29, 2016.
(7)
Mr. Martin was appointed to the Board on February 3, 2016.

Option Exercises

The following table provides information on the exercise of options by our non-employee directors during 2015.

Name	Option Awards

	Number of shares acquired on exercise	Value realized on exercise
	(#)	($)
Camille S. Andrews	21,217	25,885
Brian W. Clymer	21,217	23,339
Alan S. Fellheimer	21,217	21,854
Steven M. Kramer	21,217	22,490

Employment Agreement with Irvin E. Richter

Under an employment agreement effective December 31, 2014 with a five-year term, our Chairman, Irvin E. Richter, receives an annual compensation of $1,400,000, to be adjusted at the discretion of the Board, and is eligible to receive an annual bonus in an amount, if any, to be determined by the Board. The agreement further provides that he is entitled to all benefits provided to employees of the Company during the term of the agreement. In addition, the Company agrees to provide him with two vehicles for his use and pays certain life insurance, medical and disability premiums during the term of the agreement. During 2015, Mr. Richter received a base salary of $1,400,000 and no bonus. Mr. Richter is entitled to severance benefits upon the occurrence of certain events as set forth in the agreement, including by the Company without cause, by Mr. Richter for good reason or by Mr. Richter within two years of a change of control. If such an event would have occurred on December 31, 2015, Mr. Richter would have been eligible to receive $4,833,309 in severance benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table shows information regarding the beneficial ownership of our common stock as of June 17, 2016, unless otherwise stated in a footnote to the table below, by each person or entity known by us to beneficially own more than five percent of our common stock, by our directors, by our named executive officers and by all our directors and executive officers as a group. For purposes of the following table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or sole or shared investment power with respect to a security, or any combination thereof, and the right to acquire such power (for example, through the exercise of employee stock options granted by the Company) within 60 days. Unless otherwise indicated, the address of each of the beneficial owners is c/o Hill International, Inc., One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, PA 19103. As of June 17, 2016, there were 51,746,034 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned

	Number of Shares		Percent
Bulldog Investors, LLC (1)	6,763,686	(3)	13.1%
Full Value Partners LP (1)
Andrew Dakos (1)
Phillip Goldstein (1)
Steven Samuels (1)
Crescendo Partners II LP (2)
Crescendo Investments II LLC (2)
Crescendo Partners III LP (2)
Crescendo Investments III LLC (2)
Crescendo Advisors II LLC (2)
Jamarant Capital LP (2)
Jamarant Investors LLC (2)
Eric Rosenfeld (2)
Gregory Monahan (2)
David Sgro (2)

Cornwall Capital Management LP (4)	3,432,956	(5)	6.6%

NAMED EXECUTIVE OFFICERS AND DIRECTORS
Irvin E. Richter	6,306,369	(6)	11.9%
David L. Richter	5,510,145	(7)	10.3%
Raouf S. Ghali	389,371	(8)	*
Steven M. Kramer	202,797	(9)	*
Frederic Z. Samelian	180,712	(10)	*
Brain W. Clymer	164,185	(11)	*
Alan S. Fellheimer	142,983	(12)	*
Camille S. Andrews	118,294	(13)	*
Mohammed Al Rais	95,417	(14)	*
John Fanelli III	85,608	(15)	*
Gary Mazzucco	68,496	(16)	*
Steven R. Curts	17,609	(17)	*
Craig L. Martin	13,434	(18)	*
All directors and executive officers as a group (17 persons)	13,549,472		24.3%

*
Represents less than 1% of the shares outstanding

(1)
The business address for Bulldog Investors, LLC, Andrew Dakos, Phillip Goldstein and Steven Samuels is Park 80 West - Plaza Two, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663.

(2)
The business address for Crescendo Advisors II LLC, Jamarant Capital LP, Jamarant Investors LLC, Jamarant Advisors LLC, Eric Rosenfeld, Gregory Monahan and David Sgro is 777 3rd Avenue, 37th Floor, New York, NY 10017.
(3)
The beneficial ownership information is based solely upon the Schedule 13D/A filed with the SEC on March 30, 2016, by Bulldog Investors, LLC, Andrew Dakos, Phillip Goldstein, Steven Samuels, Crescendo Partners II LP, Crescendo Investments II LLC, Crescendo Partners III LP, Crescendo Investments III LLC, Crescendo Advisors II LLC, Jamarant Capital LP, Jamarant Investors LLC, Jamarant Advisors LLC, Eric Rosenfeld, Gregory Monahan and David Sgro, all of which may be deemed a "group" for purposes of Section 13(d)(3) of the Exchange Act.
(4)
The business address for Cornwall Capital Management LP is 570 Lexington Avenue, Suite 1001, New York, NY 10166.
(5)
The beneficial ownership information is based solely on a Schedule 13D/A filed with the SEC on May 2, 2016.
(6)
Includes 1,408,743 shares issuable upon the exercise of options held by Mr. Richter and 3,820 shares held in the Company's 401(k) Plan for the benefit of Mr. Richter. Includes 3,000,000 shares held as collateral.
(7)
Includes 1,723,743 shares issuable upon the exercise of options held by Mr. Richter and 53,958 shares held in the Company's 401(k) Plan for the benefit of Mr. Richter. Does not include 44,000 shares of common stock held by Mr. Richter's minor children or 5,000 shares held by Mr. Richter's spouse, for which Mr. Richter disclaims beneficial ownership. Includes 3,002,840 shares held as collateral.
(8)
Includes 190,000 shares issuable upon the exercise of options held by Mr. Ghali, 24,493 shares of common stock held in the Company's 401(k) Plan and 1,847 shares of common stock held in the Company's employee stock purchase plan.
(9)
Includes 71,415 shares issuable upon the exercise of options held by Mr. Kramer.
(10)
Includes 76,000 shares issuable upon the exercise of options held by Mr. Samelian and 4,826 shares held in the Company's 401(k) Plan for the benefit of Mr. Samelian.
(11)
Includes 71,415 shares issuable upon the exercise of options held by Mr. Clymer.
(12)
Includes 71,415 shares issuable upon the exercise of options held by Mr. Fellheimer.
(13)
Includes 71,415 shares issuable upon the exercise of options held by Ms. Andrews.
(14)
Includes 54,000 shares issuable upon the exercise of options held by Mr. Al Rais.
(15)
Includes 45,000 shares issuable upon the exercise of options held by Mr. Fanelli, 7,608 shares held in the Company's 401(k) Plan for the benefit of Mr. Fanelli and 12,070 shares held in the Company's employee stock purchase plan.
(16)
Includes 48,688 shares issuable upon the exercise of options held by Mr. Mazzucco.
(17)
Includes 13,724 shares issuable upon the exercise of options held by Mr. Curts.
(18)
Includes 10,101 shares issuable upon the exercise of options held by Mr. Martin.

Equity Compensation Plan Information

The following table provides information as of December 31, 2015 for common shares of the Company that may be issued under our 2006 Employee Stock Option Plan, our 2008 Employee Stock Purchase Plan and our 2009 Non-Employee Director Stock Grant Plan. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 29, 2016 for further information related to these plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)

	A	B	C
Equity compensation plans approved by security holders	7,711,372	$4.41	2,882,553	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	7,711,372	$4.41	2,882,553

(1)
As of December 31, 2015, the Company had 1,431,410 shares remaining available for future issuance under our 2006 Employee Stock Option Plan, 1,332,623 shares remaining available for future issuance under our 2008 Employee Stock Purchase Plan and 118,520 shares remaining available for future issuance under our 2009 Non-Employee Director Stock Grant Plan.

Certain Relationships and Related Transactions, and Director Independence.

Transactions with Related Persons

For the year ended December 31, 2015, there were no transactions, or series of similar transactions, to which the Company was or is to be a party in which the amount exceeded $120,000, and in which any of our directors or executive officers, any holders of more than 5% of our common stock or any members of any such person's immediate family, had or will have a direct or indirect material interest, other than compensation described in "Executive Compensation" and "Director Compensation."

It is the policy and practice of our Board to review and assess information concerning transactions involving related persons. Related persons include our directors and executive officers and their immediate family members. If the determination is made that a related person has a material interest in a transaction involving us, then the disinterested members of the Board would review and, if appropriate, approve or ratify it, and we would disclose the transaction in accordance with SEC rules and regulations. If the related person is a member of the Board, or a family member of a director, then that director would not participate in any determination involving the transaction at issue.

Our Code of Ethics and Business Conduct prohibits all employees, including our executive officers, from benefitting personally from any transactions with us other than approved compensation benefits.

Director Independence

The standards applied by the Board in affirmatively determining whether a director is "independent," in compliance with the rules of the NYSE, generally provide that a director is not independent if:

  (1)
  the director is, or has been within the last three years, our employee, or an immediate family member (defined as including a person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone, other than domestic employees, who shares such person's home), is, or has been within the last three years, one of our executive officers;

  (2)
  the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  (3)
  (a) the director is a current partner or employee of a firm that is our internal or external auditor; (b) the director has an immediate family member who is a current partner of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and who works on our audit; or (d) the director or an immediate family member was, within the last three years, a partner or employee of such a firm and personally worked on our audit within that time;

  (4)
  the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company's compensation committee; or

  (5)
  the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to or received payments from us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent of such other company's consolidated gross revenues.

In addition to these objective standards, the Board of Directors has adopted a general standard, also in compliance with NYSE rules, to the effect that no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with us. In making this determination, the Board considers all relevant facts and circumstances regarding any transactions, relationships and arrangements between Hill and the director, and also between Hill and any company or organization with which the director is affiliated. The Board of Directors has determined that our current independent directors are Camille S. Andrews, Brian W. Clymer, Steven R. Curts, Alan S. Fellheimer, Steven M. Kramer, Craig L. Martin and Gary F. Mazzucco.

PRINCIPAL ACCOUNTING FEES AND SERVICES

EisnerAmper LLP ("EisnerAmper") served as the Company's independent registered public accounting firm for the fiscal years ended December 31, 2015 and 2014. The fees and expenses for services rendered in the past two fiscal years are set forth in the table below. The Audit Committee pre-approved all of these services.

Type of Fees	2015	2014

Audit Fees (1)	$1,368,000	$1,028,000
Audit — Related Fees (2)	108,200	125,000

Total Fees	$1,476,200	$1,153,000

(1)
Audit fees consist of fees billed for services rendered for the audit of our financial statements (including the restatement of our consolidated financial statements for the years ended December 31, 2014, 2013 and 2012) and review of our financial statements included in our quarterly reports on Form 10-Q and services provided in connection with other statutory or regulatory filings.
(2)
Audit-Related Fees consist of assurance and related services rendered by EisnerAmper that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees. These services included employee benefit plan audits, consultation on accounting matters in foreign jurisdictions, due diligence related to mergers and acquisitions and consultation on financial accounting and reporting.

Relationship with Auditors

The Audit Committee has reapproved the engagement of EisnerAmper for the year ended December 31, 2016. We have been advised that one or more representatives of EisnerAmper will be present at the Annual Meeting. The representative(s) will have an opportunity to make a statement as desired and will be available to respond to appropriate questions.

Pre-Approval Policy of Audit Services and Permitted Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services and are pre-approved in one of two methods. Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Audit Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Audit Committee's responsibilities under the Exchange Act to the Company's management. Under the second method, the engagement to render the services would be presented to and pre-approved by the Audit Committee (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). The Chairman of the Audit Committee has the authority to grant pre-approvals of audit and permissible non-audit services by the independent registered public accounting firm, provided that all pre-approvals by the Chairman must be presented to the full Audit Committee at its next scheduled meeting. The Company will provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent registered public accounting firm and to any consultants, experts or advisors engaged by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company's financial reporting process on behalf of, and reports to, the Board. The Audit Committee has oversight of: (a) the integrity of the Company's financial statements; (b) the Company's compliance with legal and regulatory requirements; (c) the qualifications and independence of the Company's independent registered public accounting firm; (d) the Company's systems of internal controls established for finance, accounting, legal compliance and ethics; (e) the performance of the Company's registered independent public accounting firm; and (f) the integrity of the financial reports and other financial information prepared by the Company for submission to any governmental or regulatory body or the public.

Management of the Company has the primary responsibility for the financial reporting process (including establishing and maintaining adequate internal financial controls), for preparing the consolidated financial statements in accordance with U.S. generally accepted accounting principles, and for the Company's internal control over financial reporting. EisnerAmper, the Company's independent registered public accounting firm for 2015, is responsible for auditing those consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and on the effectiveness of the Company's internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and EisnerAmper the audited financial statements for the year ended December 31, 2015 and EisnerAmper's evaluation of the Company's internal control over financial reporting. The Audit Committee has discussed with EisnerAmper the matters that are required to be discussed by standards of the Public Company Accounting Oversight Board. EisnerAmper has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with EisnerAmper that firm's independence. The Audit Committee has reviewed and approved the compatibility of EisnerAmper providing both audit and non-audit services to the Company and its affiliates with EisnerAmper's independence. The Audit Committee has also reviewed and approved, among other things, the amount of fees paid to EisnerAmper for audit and non-audit services.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements for the year ended December 31, 2015 be included in the Company's 2015 Annual Report on Form 10-K for filing with the Securities and Exchange Commission. This report is provided by the following independent directors, who comprise the Audit Committee:

Brian W. Clymer (Chairman)
Steven R. Curts
Alan S. Fellheimer
Craig L. Martin
Gary F. Mazzucco

PROPOSAL 2 — AMENDMENT OF CERTAIN BYLAW PROVISIONS TO IMPLEMENT MAJORITY VOTING

Recommendation and Vote Required

Approval of the proposal to amend certain Bylaw provisions to implement majority voting for elections of directors will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock represented in person or by proxy and entitled to vote at the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND CERTAIN BYLAW PROVISIONS TO IMPLEMENT MAJORITY VOTING.

Background

The Board of Directors proposes that the Bylaws be amended to provide that the members of the Board of Directors in uncontested elections are elected upon a relative majority of the votes cast at the general meeting, instead of upon a plurality of the votes cast at an annual meeting. "Contested elections" would continue to be subject to a plurality vote standard, meaning that the candidate who receives the greatest number of "for" votes is elected. Under the proposed amendment to the Bylaws, a "contested election" occurs where the number of the candidates exceeds the number of the directors to be elected.

Additionally, the Board of Directors proposes that the Bylaws be amended to provide that any candidate who is an incumbent member of the Board that fails to be elected and no successor has been elected will tender his or her resignation to the Board of Directors promptly following the certification of election results. The Board of Directors would then decide, taking into account a recommendation from the Nominating and Governance Committee, whether to accept the resignation.

If approved, these changes would become effective at the 2017 Annual Meeting of Stockholders.

The proposed amendments to the Bylaws are attached as Annex A.

Explanation

The Board of Directors has, for some time, been considering implementing a majority voting standard for uncontested elections to replace the current plurality standard, and the Company has communicated with several stockholders regarding this topic. After discussions with stockholders in 2015, the Board decided to propose amendments to its Bylaws to adopt a majority voting standard for uncontested elections of directors.

The Board believes that a majority vote standard is becoming the more prevalent voting standard among public companies. Additionally, the Board believes that a majority vote standard provides stockholders with a powerful voice in the Company's corporate governance, allowing them to register disapproval, even without a contested election. For these reasons, the Company believes it is in the best interest of the Company and its stockholders to increase the accountability of directors and the Board as a whole to stockholders by adopting a majority voting standard within the Company's Bylaws.

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote, in an advisory manner, on whether future advisory votes on named executive officer compensation should occur every year, every two years, or every three years. This vote is commonly referred to as "say on frequency." Our next vote on "say on frequency" was originally scheduled for the 2017 Annual Meeting of Stockholders. However, after careful consideration of the various arguments supporting each frequency level, the Board believes that an annual advisory vote on executive compensation is appropriate for the Company and, accordingly, is accelerating its plans for stockholders to consider "say on frequency" to allow the Company's stockholders to vote on the timing of the advisory vote on executive compensation. The Board believes that an annual advisory vote to approve the compensation of the named executive officers will allow our stockholders to provide timely, direct input on the Company's executive compensation philosophy, policies and practices disclosed in the proxy statement each year.

This vote is advisory and non-binding. However, the Company is providing stockholders with an advisory vote on this matter as a matter of good corporate practice. The Compensation Committee may consider the outcome along with other relevant factors in recommending a voting frequency to the Board of Directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE "1 YR" ON THE PROPOSAL FOR THE FREQUENCY OF THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.

STOCKHOLDER PROPOSALS

PROPOSAL 4 — STOCKHOLDER PROPOSAL TO REPEAL CERTAIN BYLAWS REGARDING ADVANCE NOTICE

The Board welcomes open dialogue on the topic presented in the following stockholder proposal. This proposal may contain inaccurate assertions or other errors, which the Board has not attempted to correct. However, the Board has thoroughly considered the proposal and recommends a vote "AGAINST" this proposal as set forth below.

Bulldog Investors LLC, the general partner of Full Value Partners L.P. (with an address of 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663) which is a beneficial holder of an aggregate of 7.6% of the Company's common stock, has given formal notice that it intends to introduce the following resolution for action at the 2016 Annual Meeting, which would allow stockholders of the Company to amend and repeal certain amendments to the Bylaws adopted by the Board related to the Company's Annual Meeting of Stockholders and Director Nominations. Adoption of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy.

Bulldog's Proposal:

    Section 2.2 and Section 3.3 of the Bylaws are hereby rescinded, and Sections 3.4 through 3.14 shall accordingly be renumbered as Sections 3.3 through 3.13. An amended Section 2.2 as set forth below is hereby adopted.

        2.2 Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws (the "Bylaws").

        Written notice of an annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meeting.

        To be properly brought before the annual meeting, the business (including nominations of persons for election to the Board of Directors of the Corporation) must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by any stockholder (a) who is a beneficial stockholder of the Corporation at the annual meeting, and (b) provides notice containing the names and addresses of any nominees for election as directors and a brief description of any proposal(s) to be presented for a vote at the annual meeting in writing to the Secretary of the Corporation not less than the later of (i) sixty (60) days in advance of the anniversary of the previous year's annual meeting date (the "Anniversary Date") or (ii) ten (10) days following the date of public disclosure of the date of such meeting reasonably calculated to inform stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"AGAINST" THIS PROPOSAL.

Bulldog seeks to repeal and amend provisions of the Company's Bylaws which were recently amended by the Board to enhance the process by which stockholders could present business proposals and nominate directors at the Company's annual meeting. In addition to revising the Company's Bylaws during the Board's corporate governance review, both Sections 2.2 and 3.3 of our Bylaws, in particular, were revised in response to last year's litigation by Bulldog surrounding the advance notice provisions. The Board believes that the manner in which it amended the Bylaws was clear and responded in a fair manner to the uncertainty addressed in the litigation.

The language that would be deleted if Bulldog's proposal is adopted was designed to provide additional information to stockholders regarding proposals by other stockholders without being unduly burdensome to proponents of stockholder proposals. Among other things, Bulldog's proposal would eliminate the requirement for a stockholder:

  •
  as to any matter such stockholder proposes to bring before the annual meeting, to describe any material interest of the stockholder in such matter, and

  •
  as to any nominees for director, to provide certain information regarding the nominees, to describe any arrangements between the stockholder and such nominees, and to represent that the nominees are qualified to serve as directors under our Bylaws.

Bulldog's Proposal Limits Information to Stockholders

Bulldog's proposal would limit the information that the Company and stockholders receive regarding the proposing stockholder, its interests in the business, and the qualifications of potential director nominees. The Board believes that such information is useful both to stockholders in evaluating a proposal and the Company and that providing such information is not an undue burden on proponents of proposals or nominees.

Bulldog's Proposal Creates Technical Problems in Conducting Meetings

Bulldog's proposal would shorten the advance notice window from no later than 90 days prior to the anniversary date of the prior annual meeting of stockholders to 60 days. As most proxy statements are issued approximately 40 days in advance of an annual meeting, Bulldog's proposal would leave little time for the Company to respond appropriately. If the Company is required to file a preliminary proxy statement, it would leave no more than 10 days for the Company to consider the proposal and, potentially, incorporate the proposal and the Company's response into its proxy statement. In addition, if the Company were to advance its annual meeting from the prior year's date, the Company may not be able to comply with the SEC's proxy rules, which require the filing of a preliminary proxy statement in a proxy contest and other circumstances at least 10 days prior to the filing of the final proxy statement.

Bulldog's proposal would also allow a beneficial stockholder at the time of the annual meeting to be allowed to present business. Bulldog's proposal fails to define "beneficial" but a plain reading would mean that Bulldog is proposing to allow persons who are not direct stockholders of the Company's common stock on the record date to bring business at the Company's annual meetings of stockholders. The issue for the Company is that it may not have a way of verifying on the date of the annual meeting exactly who is a stockholder on that day. This issue is why companies use a record date to determine who is entitled to vote at a meeting. In addition, this requirement would presumably require stockholders to obtain evidence from brokers that they are beneficial owners of shares as of the date of the annual meeting and present such evidence to the Company at the meeting, but obtaining such evidence in time for the meeting may prove to be difficult for some stockholders.

As the Board is fully empowered by its corporate documents and Delaware law to alter, amend, repeal or add provisions to the Company's Bylaws in accordance with its fiduciary duties, we believe this proposal is merely designed to make it easier for Bulldog to continue to submit director nominees and proposals to the Company while eliminating the provision of valid and relevant information to the Company and to introduce uncertainty and risk into the process pursuant to which stockholders have the right to make proposals. The amendments adopted by the Board were specifically designed to be clear and avoid such uncertainty and risk.

PROPOSAL 5 — STOCKHOLDER PROPOSAL TO LIMIT THE SIZE OF THE BOARD

The Board welcomes open dialogue on the topic presented in the following stockholder proposal. This proposal may contain inaccurate assertions or other errors, which the Board has not attempted to correct. However, the Board has thoroughly considered the proposal and recommends a vote "AGAINST" this proposal as set forth below.

Bulldog, on behalf of Full Value which is a beneficial holder of an aggregate of 7.6% of the Company's common stock, has given formal notice that it intends to present a proposal for action at the 2016 Annual Meeting, which would limit the size of the Board to no more than nine (9) directors. Adoption of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"AGAINST" THIS PROPOSAL.

Bulldog seeks to limit the size of the Board to no more than nine (9) directors. The Board is currently comprised of nine (9) directors who provide the Company with broad and deep experience. In the past, the Company has benefitted from such experience of the directors when it has faced challenges. The Board believes that maintaining the flexibility to increase the size of the Board will better position the Company to address future challenges by identifying and appointing an expert to assist in addressing such challenge, while maintaining continuity among the Board. Additionally, as the Board is fully empowered by its corporate documents and Delaware law to alter, amend, repeal or add provisions to the Company's Bylaws in accordance with its fiduciary duties, we believe this proposal represents no purpose other than to undo valid and reasonable Board actions otherwise permitted by the Company's governing documents and Delaware law.

Other Matters

The Board is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the annual meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto, in what according to their judgment is in the interests of Hill and its stockholders.

Cost of Solicitation

We will bear the cost of the solicitation of proxies by the Company. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, by a few of our regular employees without additional compensation. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies. As a result of the potential proxy solicitation by Bulldog, we may incur additional costs in connection with our solicitation of proxies. We have hired Alliance Advisors LLC ("Alliance"), 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003 to assist us in the solicitation of proxies for a fee of up to $100,000 plus out-of-pocket expenses. Alliance expects that approximately 25 of its employees will assist in the solicitation. Our expenses related to the solicitation of proxies from stockholders this year will significantly exceed those normally spent for an Annual Meeting. Such costs are expected to aggregate approximately $130,000, exclusive of any potential litigation costs in connection with the Annual Meeting. These additional solicitation costs are expected to include the fee payable to our proxy solicitor; fees of outside counsel and financial and other advisors to advise the Company in connection with a contested solicitation of proxies; increased mailing costs, such as the costs of additional mailings of solicitation material to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock, as described above; and the costs of retaining an independent inspector of election. To date, we have incurred approximately $70,000 of these solicitation costs.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and changes in ownership with the SEC. To the Company's knowledge based on a review of copies of such reports furnished to Hill and on written representations made by such persons, all of the Company's directors, executive officers and beneficial owners of more than 10% of our common stock have complied with all Section 16(a) filing requirements with respect to 2015 except that, due to administrative oversights, required Form 4 reports were not filed on a timely basis on behalf of the following persons: Irvin E. Richter (2 transactions), David L. Richter (1 transaction), Brian W. Clymer (1 transaction), Steven L. Curts (1 transaction), Alan Fellheimer (2 transactions), Steven M. Kramer (2 transactions), Catherine H. Emma (1 transaction), Ronald F. Emma (1 transaction) and Frederic Z. Samelian (1 transaction).

Annual Report

In addition to the proxy statement and proxy card, a copy of the Company's 2015 Annual Report, which includes the Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2015, and which is not part of the proxy soliciting material, is enclosed. The 2015 Annual Report is being furnished to our stockholders without the exhibits to the Form 10-K and Form 10-K/A. The Company will provide a copy of the exhibits to any stockholder upon request. Stockholders may under some circumstances be responsible for the Company's reasonable expenses in furnishing such exhibits.

Stockholders who directly hold their shares of Hill and who previously have elected not to receive an annual report for a specific account may request Hill to promptly mail the 2015 Annual Report to that account by writing to William H. Dengler, Jr., Corporate Secretary, at the Company's principal executive office: One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, PA 19103; or by calling Hill's investor relations consultant, The Equity Group, Inc., at (212) 836-9600.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of Hill common stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and the 2015 Annual Report to multiple shareowners who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. Hill will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the 2015 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request in writing to William H. Dengler, Jr., Corporate Secretary, at the Company's principal executive office: One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, PA 19103; or by calling Hill's Investor Relations consultant, The Equity Group, Inc., at (212) 836-9600.

Appendix A

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board of Directors and certain officers of the Company are "participants" with respect to the Company's solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who are "participants."

The principal occupations or employment of our directors who are considered "participants" in the Company's solicitation are set forth in the section of the Proxy Statement entitled "Proposal 1 — Election of Directors." The name, principal business and address of any corporation or other organization of employment, if any, of such directors are as set forth below:

Name	Present Principal Occupation or Employment	Name, Principal Business and Address of any Corporation or Other Organization of Employment

Camille S. Andrews	Associate Dean	Rutgers University School of Law at Camden 217 N. 5th Street Camden, New Jersey 08102
Brian W. Clymer	Retired	—
Steven R. Curts	Chief Strategy Officer	American Express Global Business Travel 101 E. Park Blvd., Suite 711 Plano, Texas 75074
Alan S. Fellheimer	Chairman	Fellheimer & Eichen LLP Two Liberty Place 50 South 16th Street, Suite 3401 Philadelphia, Pennsylvania 19102
Steven M. Kramer	President	Synchema, LLC 728 Mill Street Moorestown, New Jersey 08057
Craig L. Martin	Retired	—
Gary F. Mazzucco	Managing Partner	Mazzucco & Co. 110 Marter Avenue, Suite 210 Moorestown, New Jersey 08057
David L. Richter	President and Chief Executive Officer	Hill International, Inc. One Commerce Square 2005 Market Street, 17th Floor Philadelphia, Pennsylvania 19103
Irvin E. Richter	Chairman	Hill International, Inc. One Commerce Square 2005 Market Street, 17th Floor Philadelphia, Pennsylvania 19103

Stock Ownership

The number of shares of the Company's common stock beneficially owned by each of our directors is as set forth in the section of the Proxy Statement entitled "Security Ownership of Certain Beneficial Owners and Management." Except as otherwise disclosed in the Proxy Statement, each of those participants beneficially owns the shares of record listed in that table opposite such participant's name.

Employment Agreements

Except as described in this Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Information Regarding Transactions in Company Securities by Participants

The following table sets forth purchases and sales of equity securities of the Company, if any, by the participants since June 15, 2014. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans, and none of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Equity Securities Purchased or Sold (June 15, 2014 — June 15, 2016)

Name	Date	Number of Shares	Transaction Description

Camille S. Andrews	5/28/15	21,217	Acquisition: stock option exercise
	5/28/15	16,485	Disposition: payment of exercise price
	8/10/15	4,132	Acquisition: stock grant
Brian W. Clymer	5/19/15	21,217	Acquisition: stock option exercise
	5/19/15	16,855	Disposition: payment of exercise price
	8/10/15	4,132	Acquisition: stock grant
Steven R. Curts	11/10/15	4,335	Acquisition: stock grant
Alan S. Fellheimer	5/26/15	21,217	Acquisition: stock option exercise
	5/26/15	17,078	Disposition: payment of exercise price
	8/10/15	4,132	Acquisition: stock grant
Steven M. Kramer	5/15/15	21,217	Acquisition: stock option exercise
	5/15/15	16,982	Disposition: payment of exercise price
	8/10/15	4,132	Acquisition: stock grant
Craig L. Martin	2/3/16	3,333	Acquisition: stock grant
Gary F. Mazzucco	8/10/15	4,132	Acquisition: stock grant
David L. Richter	3/9/16	150,000	Acquisition: stock option exercise
	3/9/16	113,777	Disposition: payment of exercise price
Irvin E. Richter	11/11/14	1,428,481	Disposition: open market sale
	8/10/2015	5,000	Disposition: open market sale
	8/11/2015	5,800	Disposition: open market sale
	8/14/2015	5,200	Disposition: open market sale
	8/21/2015	20,000	Disposition: open market sale
	8/24/2015	36,167	Disposition: open market sale
	9/4/2015	5,218	Disposition: open market sale
	9/18/2015	8,897	Disposition: open market sale
	9/21/2015	7,484	Disposition: open market sale
	9/22/2015	2,040	Disposition: open market sale
	12/10/2015	25,000	Disposition: open market sale
	12/11/2015	11,500	Disposition: open market sale
	12/14/2015	10,000	Disposition: open market sale
	12/16/2015	63,500	Disposition: open market sale
	12/17/2015	200	Disposition: open market sale
	12/18/2015	14,800	Disposition: open market sale
	1/12/2016	14,947	Disposition: open market sale pursuant to a 10b5-1 trading plan
	1/13/2016	5,177	Disposition: open market sale pursuant to a 10b5-1 trading plan
	1/22/2016	9,876	Disposition: open market sale pursuant to a 10b5-1 trading plan
	2/1/2016	3,195	Disposition: open market sale pursuant to a 10b5-1 trading plan
	2/18/2016	26,805	Disposition: open market sale pursuant to a 10b5-1 trading plan
	3/1/2016	23,400	Disposition: open market sale pursuant to a 10b5-1 trading plan
	3/2/2016	6,600	Disposition: open market sale pursuant to a 10b5-1 trading plan
	4/1/2016	26,750	Disposition: open market sale pursuant to a 10b5-1 trading plan
	4/4/2016	3,250	Disposition: open market sale pursuant to a 10b5-1 trading plan
	5/2/2016	14,490	Disposition: open market sale pursuant to a 10b5-1 trading plan
	5/3/2016	15,510	Disposition: open market sale pursuant to a 10b5-1 trading plan
	6/1/2016	5,051	Disposition: open market sale pursuant to a 10b5-1 trading plan
	6/2/2016	6,316	Disposition: open market sale pursuant to a 10b5-1 trading plan
	6/3/2016	18,633	Disposition: open market sale pursuant to a 10b5-1 trading plan

Miscellaneous Information Concerning Participants

Except as described otherwise disclosed in the Proxy Statement, to the knowledge of the Company:

  •
  None of the participants nor any of their respective affiliates or associates (together, the "Participant Affiliates") (a) directly or indirectly beneficially owns any shares of Company common stock or any securities of any subsidiary of the Company or (b) has had any relationship with the Company in any capacity other than as a stockholder, employee, officer or director. An "affiliate" of a person is a person who directly or indirectly through one or more intermediaries controls, is controlled or is under common control with the person specified. The term "associate" is defined in Rule 14a-1(a) under the Exchange Act to mean (a) any corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (b) any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Company or any of its subsidiaries.

  •
  No participant or Participant Affiliate is either a party to any transaction or series of transactions since January 1, 2015, or has knowledge of any currently proposed transaction or series of transactions, (a) in which the Company or any of its subsidiaries was or is to be a party, (b) in which the amount involved exceeds $120,000, and (c) in which any participant or Participant Affiliate had or will have a direct or indirect material interest. The term "transaction" includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

  •
  No participant or Participant Affiliate has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2016 Annual Meeting.

  •
  No participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

  •
  There are no contracts, arrangements or understandings by any participant or Participant Affiliate within the past year with any person with respect to Company securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

ANNEX A

Proposal Regarding Majority Voting for 2016 Annual Meeting of Stockholders

Delete Section 2.6 and replace with the following (deleted text is struck and new text is underlined below):

    2.6 Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question (other than the election of directors) brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. ~~At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect.~~ Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, unless otherwise provided by the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

    Each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this paragraph, a majority of votes cast shall mean that the number of shares voted "for" a director's election exceeds 50% of the number of votes cast with respect to that director's election. Votes cast shall include votes to withhold authority in each case and exclude abstentions with respect to that director's election. Notwithstanding the foregoing, if an election of directors is contested, then directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this bylaw, a contested election shall mean any election of directors in which, as of the record date, the Company has received notice that the number of nominees for election as directors exceeds the number of directors to be elected.

Insert the following as a new second paragraph of Section 3.9:

    If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall tender his or her resignation to the Board promptly following the certification of election results by the inspector of elections. The Nominating and Governance Committee shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the Nominating and Governance Committee's recommendation, and publicly disclose (by press release, filing with the SEC or other manner reasonably calculated to inform stockholders) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board with respect to his or her resignation. If such incumbent director's resignation is not accepted by the Board, such director shall continue to serve until the end of his or her term and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director's resignation is accepted by the Board pursuant to this paragraph, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.2 of this Article III or may decrease the size of the Board pursuant to the provisions of Section 3.1 of this Article III.

A-1

WHITE PROXY CARD HILL INTERNATIONAL, INC. One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA 19103 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Hill International, Inc. hereby appoints Irvin E. Richter and William H. Dengler, Jr. and each of them, with full power of substitution, as proxies to vote the shares of stock which the undersigned could vote if personally present at the 2016 Annual Meeting of Stockholders of Hill International, Inc. to be held on August 11, 2016, at 11:00 a.m. Eastern Time, at Two Commerce Square, 2001 Market St., 2nd Floor, Philadelphia, PA 19103, and at any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given. If the undersigned holds any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. ON MATTERS FOR WHICH YOU DO NOT SPECIFY A CHOICE, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, “1 YR” FOR PROPOSAL 3, AND “AGAINST” PROPOSALS 4 AND 5. Please complete, sign, date and mail your proxy card in the envelope provided as soon as possible (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available at: http://www.viewproxy.com/hillintl/2016

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR ALL” THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “1 YR” FOR PROPOSAL 3. 1. To elect the following persons to the Board of Directors of the Company for the term described in the Proxy Statement: Nominees: (1) Irvin E. Richter; (2) Steven M. Kramer; (3) Gary F. Mazzucco THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSALS 4 AND 5. FORAGAINST ABSTAIN 4. Stockholder proposal to repeal certain bylaw provisions regarding advance notice 5. Stockholder proposal to limit the size of the Board of Directors FOR ALL WITHHOLD ALL FOR ALL EXCEPT The undersigned acknowledges receipt from Hill International, Inc. prior to the execution of this Proxy of a Notice of 2016 Annual Meeting and a Proxy Statement dated July 5, 2016. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED “FOR ALL” THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, “1 YR” FOR PROPOSAL 3 AND “AGAINST” PROPOSALS 4 AND 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write that nominee(s) name(s) or number(s) in the space provided below. FORAGAINST ABSTAIN 2. To amend certain bylaw provisions to implement majority voting 1 Yr 2 Yr 3 YrABSTAIN 3. Advisory vote on frequency of advisory vote on named executive officer compensation I plan to attend the Annual Meeting Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Date Signature of Stockholder Signature of Stockholder CONTROL NUMBER To change the address on your account, please check the box below and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.   PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone  MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.  TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.